Exhibit 10.1
Execution2
FOURTH AMENDED AND RESTATED
WAREHOUSING CREDIT AGREEMENT
     This FOURTH AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT dated as of September 5, 2006, is by and among HOMEAMERICAN MORTGAGE CORPORATION (the “Company”), a Colorado corporation, the financial institutions which are signatories hereto (each individually a “Bank” and collectively the “Banks”) and U.S. BANK NATIONAL ASSOCIATION, (formerly known as First Bank National Association), a national banking association, one of the Banks, as administrative agent for the Banks (in such capacity, the “Agent”).
RECITALS
     WHEREAS, the Company and the Banks have heretofore entered into a Third Amended and Restated Warehousing Credit Agreement dated as of October 23, 2003, as amended from time to time (as so amended, the “Existing Credit Agreement”), pursuant to which the Banks have made certain credit facilities available to the Company, said credit facilities being further evidenced by separate promissory notes of the Company in favor of the Banks (collectively, the “Existing Notes”); and
     WHEREAS, the Company and the Banks now desire to amend and restate the Existing Credit Agreement in its entirety and to amend and restate the Existing Notes in their entireties;
     NOW THEREFORE, the Company and the Banks hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     Section 1 DEFINITIONS AND ACCOUNTING TERMS.
     1.01 Certain Defined Terms. As used herein, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined):
     “Adjusted Consolidated Tangible Net Worth”: as of a date of determination, the sum of (a) Consolidated Tangible Net Worth, minus (b) the aggregate principal amount of all Intercompany Loans.
     “Advance”: a Prime Rate Advance, a Fixed Rate Advance, a Fixed Eurodollar Rate Advance or a Floating Eurodollar Rate Advance.
     “Affiliate”: the Parent and each corporation or other entity at least 20% of the shares of the outstanding capital stock or other equity interests of which is owned directly or indirectly by the Parent.
     “Aggregate Commitment Amount”: as of any determination, the total of the Commitment Amounts of the Banks.

     “Aggregate Outstandings”: as of any determination, the total of the unpaid principal balances of the Notes then outstanding.
     “Agreement”: this Warehousing Credit Agreement, as modified, amended, supplemented or restated and in effect from time to time.
     “Applicable Margin”: with respect to:
     (a) Prime Rate Advances — 0%
     (b) Fixed Rate Advances — 0%, subject, however, to the requirements set forth in any Side Letter entered into pursuant to Section 2.08(b).
     (c) Fixed Eurodollar Rate Advances — 0.90%
     (d) Floating Eurodollar Rate Advances — 0.90%
     “Approved Investor”: (a) FNMA, FHLMC, GNMA, (b) any Person listed on Schedule 1.01(a) hereto (until such time as the Agent gives the Company and the Banks notice that such Person is no longer an “Approved Investor”) and (c) any other Person designated in writing by the Agent as an “Approved Investor” (until such time as the Agent gives the Company and the Banks written notice that such designation has been revoked); provided, that the Agent or any Bank may at any time, by written notice to the Company, reject any Person designated by the Company as an Approved Investor or designate any Person as no longer acceptable as an Approved Investor. Upon receipt of such written notice, any Person named in such notice to the Company shall not be considered as an Approved Investor hereunder.
     “Approved Repo Transactions”: Any transaction or series of transactions whereunder the Company or a Subsidiary transfers Mortgage Loans to an entity that is not an Affiliate of the Company and incurs an obligation to repurchase such Mortgage Loans in certain circumstances, provided that (a) the Required Banks have approved such transaction or series of transactions in writing prior to the consummation thereof and (b) USBNA has been appointed to act as collateral agent with respect to the Mortgage Loans that are the subject of such transaction.
     “Board”: The Board of Governors of the Federal Reserve System or any successor thereto.
     “Borrowing Base”: as of a date of determination, an amount equal to one hundred percent (100%) of the Collateral Value of the Collateral.
     “Borrowing Base/Compliance Certificate”: as such term is defined in Section 4.01(e) hereof.
     “Business Day”: a day on which the Banks, the Agent and the Collateral Agent are open for the transaction of business at the addresses stated after their names on the signature pages of this Agreement.

     “Closing Agent”: with respect to any Mortgage Loan, the title company, closing attorney or other Person performing the functions of a title company or closing attorney in connection with the closing of such Mortgage Loan.
     “Code”: The Internal Revenue Code of 1986, as amended.
     “Collateral”: as such term is defined in the Pledge and Security Agreement.
     “Collateral Agent”: as such term is defined in the Pledge and Security Agreement.
     “Collateral Value”: with respect to Collateral, as determined in accordance with the formula contained in Exhibit A hereto.
     “Commitment Amount”: with respect to each Bank and any period of time, the amount set forth opposite such Bank’s name on Schedule 1.01(b) to this Agreement for such period of time.
     “Commitment Ending Date”: with respect to any Bank, as defined in Section 2.14(a).
     “Commitments”: the obligation of the Banks to make Loans to the Company pursuant to Section 2.01(a) hereof.
     “Confirmation of Borrowing/Paydown”: a confirmation in the form of Exhibit B hereto.
     “Consolidated Net Earnings”: for any period of determination, the net earnings of the Company and its Subsidiaries as included in the Company’s financial statements referred to in Section 3.04 or Section 4.01, as the case may be.
     “Consolidated Tangible Net Worth”: as of a date of determination, the sum of the capital stock, paid-in surplus and earned surplus of the Company and its Subsidiaries (excluding stock of the Company held by the Company or a Subsidiary), less the book value of all assets of the Company and its Subsidiaries (to the extent reflected as an asset in the consolidated balance sheet of the Company and its Subsidiaries at such date) which would be treated as intangibles under GAAP, including, without limitation, such items as good will, trademarks, trade names, service marks, copyrights, patents, licenses, rights with respect to any of the foregoing, unamortized debt discount and expense and the excess of the purchase price over the net assets of businesses acquired by the Company and its Subsidiaries.
     “Effective Date”: the date on or after the Signing Date on which all of the conditions set forth in Section 5 shall have been met or waived in writing by the Agent and the Banks.
     “ERISA”: the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

     “Eurodollar Business Day”: a Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.
     “Eurodollar Reserve Percentage”: As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of “Eurocurrency Liabilities” as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Event of Default”: as such term is defined in Section 6.01 hereof.
     “Existing Credit Agreement”: as such term is defined in the first recital clause hereto.
     “Existing Notes”: as such term is defined in the first recital clause hereto.
     “Federal Funds Effective Rate”: for any period of determination, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions, with member banks of the Federal Reserve System only, as reasonably determined by the Agent.
     “FHA”: the Federal Housing Administration and any successor thereto.
     “FHLMC”: Freddie Mac and any successor thereto.
     “Fixed Adjusted Eurodollar Rate”: with respect to each Interest Period applicable to a Fixed Eurodollar Rate Advance, an interest rate per annum (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Fixed Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.
     “Fixed Eurodollar Rate”: With respect to each Interest Period applicable to a Fixed Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Telerate page 3750 as of 11:00 AM, London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). “Telerate Page 3750” means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).
     “Fixed Eurodollar Rate Advance”: an Advance with respect to which the interest rate is determined by reference to the Fixed Adjusted Eurodollar Rate.
     “Fixed Rate”: 0.90% per annum.
     “Fixed Rate Advance”: an Advance which bears interest at the Fixed Rate (subject also to the requirements of any Side Letter entered into pursuant to Section 2.08(b).
     “Floating Adjusted Eurodollar Rate”: on any date of determination with respect to any Floating Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Floating Eurodollar Rate for such date by 1.00 minus the Eurodollar Reserve Percentage.
     “Floating Eurodollar Rate”: on any date of determination with respect to any Floating Eurodollar Rate Advance, the interest rate per annum (rounded upward, if necessary, to the next one-sixteenth of one percent) at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market for delivery in Immediately Available Funds in the interbank Eurodollar market on such date and in an amount approximately equal to such Floating Eurodollar Rate Advance as determined by the Agent and for a maturity of one month; provided, that in lieu of determining the rate in the foregoing manner, the Agent may substitute the per annum Eurodollar rate (LIBOR) for United States dollars which appears on the Telerate page 3750 as of 11:00 AM, London time (or such other time as of which such rate appears), on any date of determination.
     “Floating Eurodollar Rate Advance”: an advance with respect to which the interest rate is determined by reference to the Floating Adjusted Eurodollar Rate.
     “FNMA”: Fannie Mae and any successor thereto.
     “Funding Account”: a non-interest bearing demand checking account established with the Agent into which the proceeds of Advances shall be deposited and from which funds shall be disbursed subject to the requirements of this Agreement.
     “GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “GNMA”: the Government National Mortgage Association and any successor thereto.
     “Guarantees”: any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly, indirectly, by issuance of a letter of credit or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (ii) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital, or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (iv) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.
     “Immediately Available Funds”: funds with good value on the day and in the city in which payment is received.
     “Indebtedness”: with respect to any Person at any time, without duplication, all obligations of such Person which, in accordance with GAAP, consistently applied, should be classified as liabilities on a consolidated balance sheet of such Person prepared in accordance with GAAP, consistently applied, but in any event shall include: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any lien, mortgage, security interest or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (i) all Guarantees by such Person of Indebtedness of others.
     “Intercompany Loans”: at the time of any determination, the aggregate principal amount of all loans and advances of the Company and the Subsidiaries to, and Guarantees by the Company and the Subsidiaries of the Indebtedness of, an Affiliate (other than the Company and the Subsidiaries).
     “Interest Period”: (a) With respect to each Fixed Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending on the last day of any calendar month thereafter, as the Company may elect; provided, that any Interest Period that would otherwise end after the Commitment Ending Date shall end on the Commitment Ending Date.

     (b) With respect to each Fixed Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two or three months thereafter, as the Company may elect in the applicable notice of borrowing, continuation or conversion; provided, that:
     (1) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;
     (2) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and
     (3) Any Interest Period that would otherwise end after the Commitment Ending Date shall end on the Commitment Ending Date.
     “Inventory/Pipeline Report”: an inventory/pipeline position report prepared each week showing with respect to each Loan Specific Take-Out Commitment and Hedge: the type, investor type, expiration date, price, weighted average commitment price, interest rate and/or required yield, the original amount or aggregate thereof and the portions thereof that have been utilized and the portions thereof that remain available, future contracts, hedged positions, repurchase agreements and profit and loss, indicating the number of Mortgage Loans owned by the Company, the aggregate principal balance thereof and the warehouse and pipeline balances (for purposes of this definition, “inventory” means Mortgage Loans and Mortgage-backed Securities owned by the Company which have been fully funded or with respect to which the Company has paid the full purchase price and “pipeline” means the Mortgage Loans (or applications for Mortgage Loans) as to which the Company has made firm price quotes to purchase or fund but which have not been purchased or funded by the Company).
     “Investment”: as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business, but excluding all operating bank accounts of such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     “Leverage Ratio”: as of a date of determination, the ratio of (a) Total Indebtedness to (b) Adjusted Consolidated Tangible Net Worth.
     “Lien”: any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, now owned or hereafter acquired, of the Company or any Subsidiary, whether arising by agreement or operation of law.
     “Loan” or “Loans”: Warehousing Loans and Swingline Loans.
     “Loan Date”: the date of the making of any Loan hereunder, which shall be a Business Day.
     “Loan Documents”: this Agreement, the Notes, the Security Documents, the Side Letters and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified from time to time hereafter.
     “Mortgage”: a mortgage or deed of trust on the fee interest in real property which has been improved by a completed single family (i.e., one to four family units) dwelling unit (i.e., a detached house, townhouse or condominium).
     “Mortgage Loan”: a Mortgage Note and the related Mortgage.
     “Mortgage Note”: a promissory note which has a term not exceeding 40 years which is secured by a Mortgage.
     “Mortgage-backed Security”: a security (including, without limitation, a participation certificate) that is an interest in a pool of Mortgage Loans or is secured by such an interest and is guaranteed by GNMA or is issued or guaranteed by FNMA or FHLMC.
     “Multiemployer Plan”: as such term is defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or an ERISA Affiliate of the Company.
     “Notes”: as such term is defined in Section 2.04.
     “Operating Account”: a demand deposit account of the Company established with the Agent having the account number 1602-3449-3890.
     “PBGC”: the Pension Benefit Guaranty Corporation and any successor thereto.
     “Parent”: M.D.C. Holdings, Inc., a Delaware corporation.
     “Percentage of the Aggregate Commitment Amount”: at any time with respect to any Bank, the fraction (expressed as a percentage) obtained by dividing such Bank’s Commitment Amount by the Aggregate Commitment Amount.

     “Percentage of the Aggregate Outstandings”: at any time with respect to any Bank, the fraction (expressed as a percentage) obtained by dividing the unpaid principal balance outstanding on such Bank’s Note by the Aggregate Outstandings.
     “Person”: any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.
     “Plan”: each employee benefit plan (whether now in existence or hereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company and any Subsidiary.
     “Pledge and Security Agreement”: the Fourth Amended and Restated Pledge and Security Agreement in the form of Exhibit C hereto, as executed and delivered by the Company, the Agent and the Collateral Agent and as the same may be modified, amended, supplemented or restated and in effect from time to time.
     “Prime Rate”: at the time of any determination thereof, the rate per annum which is most recently publicly announced by the Agent as its “Prime Rate,” which may be a rate at, above or below which the Agent lends to other Persons. For purposes of determining any interest rate hereunder or under the Notes that is based on the Prime Rate, such interest rate shall change as and when the Prime Rate changes.
     “Prime Rate Advance”: an Advance with respect to which the interest rate is determined by reference to the Prime Rate.
     “Prohibited Transaction”: the respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.
     “Regulatory Change”: with respect to any Bank, any change after the Signing Date in federal or state laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank under any federal or state laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
     “Reportable Event”: a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.
     “Required Banks”: at any time of determination, Banks whose Percentages of the Aggregate Commitment total at least 70%; provided, that if there is more than one Bank, the “Required Banks” shall not consist of fewer than two Banks.
     “Security Documents”: the Pledge and Security Agreement, all agreements,

instruments, documents and other papers creating, evidencing or representing the Collateral and/or Security Interests therein.
     “Security Interest”: each security interest, pledge, lien, hypothecation and other encumbrance now and hereafter granted by the Company in favor of the Banks and the Agent in the Collateral.
     “Servicing Portfolio”: as of a date of determination, all Mortgage Loans owned by an investor and secured by a Mortgage serviced by the Company for a fee, excluding (a) any Mortgage Loans held in inventory by the Company and (b) any Mortgage Loans serviced by the Company under a subservicing agreement.
     “Servicing Portfolio Value”: as of a date of determination, an amount equal to one percent (1%) of the aggregate unpaid principal balance of all Mortgage Loans included in the Servicing Portfolio.
     “Settlement Account”: account number 190272059634 of the Company with the Agent, which shall be under the Agent’s sole dominion and control.
     “Side Letter”: any written agreement relating to compensating balances entered into between the Company and a Bank pursuant to Section 2.08(b), and any written agreement relating to agent’s fees entered into between the Company and the Agent pursuant to Section 2.10.
     “Signing Date”: the date on which this Agreement is executed and delivered by the parties hereto.
     “Subsidiary”: any corporation or other entity of which securities or other ownership interests which have ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company.
     “Swingline Facility”: the discretionary revolving credit facility provided by USBNA to the Company described in Section 2.01(b).
     “Swingline Loan”: a loan made by USBNA to the Company pursuant to Section 2.01(b).
     “Temporary Increase Termination Date”: as such term is defined in Section 8.05(c) hereof.
     “Termination Date”: as to any Bank, the earlier of (i) the Commitment Ending Date applicable to such Bank’s Commitment or (ii) the date on which the Commitments terminate or are terminated pursuant to Section 6.02 hereof.
     “Total Indebtedness”: all obligations, liabilities and indebtedness of the Company and its Subsidiaries which in accordance with GAAP should be included in determining total liabilities as shown on the liabilities portion of a consolidated balance sheet of the

Company.
     “Total Outstandings”: As of the time of any determination thereof, the sum of (a) Aggregate Outstandings at such time and (b) the aggregate principal amount of Indebtedness of any Affiliate guaranteed by the Company and outstanding at such time.
     “Transferee”: as such term is defined in Section 8.06 hereof.
     “Transferred Interest”: as such term is defined in Section 8.06 hereof.
     “Unmatured Event of Default”: any event which with the lapse of time, or with notice to the Company and the lapse of time, would constitute an Event of Default.
     “USBNA”: U.S. Bank National Association, a national banking association, its successors and assigns.
     “VA”: the Department of Veterans Affairs and any successor thereto.
     “Warehousing Loan”: a loan or loans made by the Banks to the Company pursuant to Section 2.01(a).
     1.02 Terms. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.
     1.03 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding”.
     1.04 Other Definitional Terms. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and like references are to this Agreement unless otherwise specified.
     Section 2 TERMS OF LENDING.
     2.01 The Warehousing Facility and the Swingline Facility.
     (a) Warehousing Commitments. All “Loans” outstanding under the Existing Credit Agreement shall constitute Loans outstanding hereunder. Further, upon the terms and subject to the conditions of this Agreement, each Bank agrees, severally but not jointly, to make Loans to the Company on a revolving basis at any time and from time to time from the Effective Date to the Termination Date, during which period the Company may borrow, repay and reborrow in accordance with the provisions hereof at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to such Bank’s Commitment Amount, subject to the following limitations:

     (i) the aggregate principal amount of Loans at any time outstanding shall not exceed the sum of the Commitment Amounts of all the Banks; and
     (ii) the aggregate principal amount of Loans at any time outstanding shall not exceed the Borrowing Base, as determined by the Agent from its records.
No Bank shall be obligated to make Warehousing Loans if, after giving effect thereto, either of the foregoing limitations would be exceeded. The failure of any one or more of the Banks to make a Warehousing Loan in accordance with its Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder or be obligated in any event to make Warehousing Loans which, together with its pro rata share of outstanding Swingline Loans, would exceed its Commitment Amount.
     (b) Discretionary Swingline Facility. Upon the terms and subject to the conditions of this Agreement, until the Termination Date, USBNA, in its sole discretion, may lend to the Company loans (each such loan, a “Swingline Loan”) at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to the amount by which USBNA’s Commitment Amount exceeds the principal amount outstanding under USBNA’s Note; provided, that USBNA will not make a Swingline Loan if (i) after giving effect thereto, either of the limitations set forth in Section 2.01(a) would be exceeded or (ii) USBNA has received written notice from the Company or any Bank that one or more of the conditions precedent set forth in Section 5 for the making of a Warehousing Loan have not been satisfied.
Loans may be obtained and maintained, at the election of the Company and subject to the terms and conditions hereinafter set forth, as Prime Rate Advances, Fixed Rate Advances (subject, however, to Section 2.08(b)), Fixed Eurodollar Rate Advances and Floating Eurodollar Rate Advances, or any combination thereof.
     2.02 Manner of Borrowing.
     (a) Warehousing Loans. The Company shall give the Agent telephonic notice of each request for Warehousing Loans not later than 11:00 a.m. (Denver time) two Eurodollar Business Days prior to the requested Loan Date, in the case of Warehousing Loans which are to be made as Fixed Eurodollar Rate Advances, and not later than 12:00 noon (Denver time) on the requested Loan Date, in the case of Warehousing Loans to be made in any other form of Advance.
     (b) Swingline Loans. The Company shall give USBNA telephonic notice of each request for Swingline Loans not later than 2:00 p.m. (Denver time) on the requested Loan Date.
Each request for Warehousing Loans or Swingline Loans shall specify (a) the Loan Date for such Loans, (b) whether such Loan is to be made as a Prime Rate Advance, a Fixed Rate Advance (subject, however, to Section 2.08(b)), a Fixed Eurodollar Rate Advance and/or a Floating Eurodollar Rate Advance, (c) the amount of each such Advance (which amount shall not be less than $100,000) and (d) in the case of a Fixed Rate Advance or a Fixed Eurodollar Rate Advance, the Interest Period therefor, and shall promptly confirm any such request by delivering to the Agent a duly completed and executed Confirmation of Borrowing/Paydown.
The Agent shall notify each Bank by not later than 1:00 p.m. (Denver time) on the date it receives such request of each request for Warehousing Loans received from the Company, of the type and amount of Warehousing Loans to be made by such Bank and, in the case of Fixed Rate Advances and Fixed Eurodollar Rate Advances, the applicable Interest Period. Each Bank shall deposit into the Settlement Account in Immediately Available Funds by not later than 3:00 p.m. (Denver time) on the Loan Date the total amount of the Warehousing Loans to be made by such Bank. On the Loan Date of requested Swingline Loans, USBNA may deposit into the Funding Account in Immediately Available Funds by not later than 4:00 p.m. (Denver time) on the requested Loan Date the amount of the requested Swingline Loans. Unless the Agent shall have received notice from a Bank prior to 2:00 p.m. (Denver time) on any Loan Date that such Bank will not make available to the Agent the Warehousing Loans to be made by such Bank on such date, the Agent may assume that such Bank has made such Warehousing Loan available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Company on such date a corresponding amount on behalf of such Bank. If a Bank shall not have timely given such a notice, and to the extent such Bank shall not have so made available to the Agent the Warehousing Loans to be made by such Bank on such date and the Agent shall have so made available to the Company a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Federal Funds Effective Rate, for each day from the date such amount shall have been so made available by the Agent to the Company until the date such amount shall have been repaid to the Agent. If such Bank does not pay such corresponding amount promptly upon the Agent’s demand therefor, the Agent shall promptly notify the Company and the Company shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.08. Each request for Warehousing Loans or Swingline Loans shall be deemed to be a representation by the Company that (i) no Event of Default or Unmatured Event of Default has occurred or will exist upon the making of the requested Warehousing Loans and (ii) the representations and warranties contained in Section 3 hereof and in Section 5 of the Pledge and Security Agreement are true and correct with the same force and effect as if made on and as of the date of such request.
     2.03 Refinancing of Swingline Loans.
     (a) Permitted Refinancings of Swingline Loans. USBNA, at any time in its sole and absolute discretion, may, upon notice given to each other Bank by not later than 1:00 p.m. (Denver time) on any Business Day, request that each Bank (including USBNA) make a Warehousing Loan in an amount equal to its pro rata share of a portion of the aggregate unpaid principal amount of any outstanding Swingline Loans for the purpose of refinancing such Swingline Loans. Such Warehousing Loans shall be made as Floating Eurodollar Rate Advances, unless the Company specifies otherwise.

     (b) Mandatory Refinancings of Swingline Loans. Not later than 1:00 p.m. (Denver time) at least on a weekly basis, USBNA will notify each other Bank of the aggregate amount of Swingline Loans which are then outstanding and the amount of Warehousing Loans required to be made by each Bank (including USBNA) to refinance such outstanding Swingline Loans (which shall be in the amount of each Bank’s pro rata share of such outstanding Swingline Loans). Such Warehousing Loans shall be made as Floating Eurodollar Rate Advances, unless the Company specifies otherwise.
     (c) Banks’ Obligation to Fund Refinancings of Swingline Loans. Upon the giving of notice by USBNA under Section 2.03(a) or 2.03(b), each Bank (including USBNA) shall make a Warehousing Loan in an amount equal to its pro rata share of the aggregate principal amount of Swingline Loans to be refinanced, and provide proceeds of such Warehousing Loans, in Immediately Available Funds, by not later than 3:00 p.m. (Denver time) on the date such notice was received; provided, however, that a Bank shall not be obligated to make any such Warehousing Loan unless (A) USBNA believed in good faith that all conditions to making the subject Swingline Loan were satisfied at the time such Swingline Loan was made, or (B) if the conditions to such Swingline Loan were not satisfied, such Bank had actual knowledge, by receipt of the statements furnished to it pursuant to Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify USBNA in a writing received by USBNA prior to the time it made such Swingline Loan that USBNA was not authorized to make a Swingline Loan until such condition had been satisfied, or USBNA was obligated to give notice of the occurrence of an Event of Default or an Unmatured Event of Default to the Banks pursuant to Section 6.01 and failed to do so, or (C) any conditions to the making of such Swingline Loan that were not satisfied had been waived in writing by the Required Banks prior to or at the time such Swingline Loan was made. The proceeds of Warehousing Loans made pursuant to the preceding sentence shall be paid to USBNA (and not to the Company) and applied to the payment of principal of the outstanding Swingline Loans, and the Company authorizes the Agent to charge the Settlement Account or any other account (other than escrow or custodial accounts) maintained by the Company with the Agent (up to the amount available therein) in order to immediately pay USBNA the principal amount of such Swingline Loans to the extent Warehousing Loans made by the Banks are not sufficient to repay in full the principal of the outstanding Swingline Loans requested or required to be refinanced. Upon the making of a Warehousing Loan by a Bank pursuant to this Section 2.03(c), the amount so funded shall become due under such Bank’s Note and the outstanding principal amount of the Swingline Loans shall be correspondingly reduced. If any portion of any Warehousing Loan made by the Banks pursuant to this Section 2.03(c) should be recovered by or on behalf of the Company from USBNA in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks in the manner contemplated by Section 7.11. Each Bank’s obligation to make Warehousing Loans referred to in this Section 2.03(c) shall, subject to the proviso to the first sentence of this Section 2.03(c), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against USBNA, the Company or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of the Company; (4) any breach of this

Agreement by the Company, the Agent or any Bank; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Bank be obligated to make a Warehousing Loan if, after giving effect thereto, the outstanding principal balance of such Bank’s Note would exceed its Commitment Amount.
     2.04 Notes. Warehousing Loans made by each Bank shall be evidenced by the Company’s promissory note substantially in the form of Schedule 2.04 (each, together with any promissory note subsequently executed and delivered by the Company to evidence any Bank’s Loans, a “Note”), which shall be made payable to the order of such Bank in an amount equal to such Bank’s Commitment Amount, shall be dated the Effective Date and shall mature on the Termination Date. USBNA’s Note shall also evidence the Swingline Loans made by it hereunder. The aggregate amount of the Warehousing Loans made by a Bank and, in the case of USBNA, Swingline Loans, less all repayments of principal thereof shall be the principal amount owing and unpaid on such Bank’s Note. The principal amount of each Loan made by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its Note and shall be entered by such Bank on its ledgers and computer records. The failure of any Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its Note. The entries made by a Bank on its ledgers and computer records and any notations made by a Bank on any such schedule annexed to its Note shall be presumed to be accurate until the contrary is established.
     2.05 Payment and Prepayment of Warehousing Loans and Swingline Loans. The Company shall pay the principal of the Warehousing Loans and Swingline Loans as follows:
     (a) Mandatory Payments. The entire unpaid principal balance of each Bank’s Note shall be due and payable on the Termination Date.
     (b) Mandatory Prepayments. If, at any time, the aggregate principal amount of all Loans outstanding exceeds the Borrowing Base, the Company shall immediately either (A) pledge additional Mortgage Loans with a Collateral Value not less than the amount of such excess to the Agent for the benefit of the Banks pursuant to the Pledge and Security Agreement, or (B) make principal prepayments of the Notes in an aggregate amount equal to the amount of such excess, which amount shall be paid to the Agent and distributed (y) first, to USBNA as a prepayment on the outstanding principal balance of any Swingline Loans and (z) after repayment in full of any Swingline Loans, to the Banks ratably on the basis of each Bank’s pro rata share. In addition, all Swingline Loans shall also be prepayable on demand therefor by USBNA as provided pursuant to Section 2.03(c).
     (c) Optional Prepayments. The Company shall have the right to prepay, without penalty (but subject to the provisions of Section 2.19 hereof), the outstanding principal balance of the Notes in whole or in part at any time and from time to time, each such principal prepayment to be paid to the Agent and distributed (A) first, to USBNA as a prepayment on the outstanding principal balance of any Swingline Loans and (B) after repayment in full of any Swingline Loans, to the Banks ratably on the basis of each Bank’s pro rata share.

     (d) Confirmation. The Company shall promptly send the Agent a Confirmation of Borrowing/Paydown confirming any payment or prepayment of principal made on the Notes.
     2.06 Use of Proceeds. Except as otherwise provided in Section 2.03(c) with respect to refinancing Swingline Loans, the proceeds of the Swingline Loans and the Warehousing Loans shall be used to make, originate or acquire Mortgage Loans, to finance Mortgage Loans previously made, originated or acquired or, in the case of Warehousing Loans made on the Effective Date, to repay in full the Existing Warehousing Loans.
     2.07 Conversions and Continuations. On the terms and subject to the limitations hereof, the Company shall have the option at any time and from time to time to convert all or any portion of the Warehousing Loans or Swingline Loans into Prime Rate Advances, Fixed Rate Advances (subject, however, to Section 2.08(b)), Fixed Eurodollar Rate Advances or Floating Eurodollar Rate Advances , or to continue a Fixed Rate Advance or a Fixed Eurodollar Rate Advance as such; provided, however that a Fixed Rate Advance or a Fixed Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Fixed Eurodollar Rate Advance if an Event of Default or Unmatured Event of Default has occurred and is continuing on the proposed date of continuation or conversion; and provided, further, that no more than three (3) Fixed Eurodollar Rate Advances shall be outstanding under any Bank’s Note at any time. Advances may be converted or continued only in amounts of $100,000 or more. The Company shall give the Agent and the Banks written notice of any continuation or conversion of any Advance and such notice must be given so as to be received by the Agent and the Banks not later than 11:00 a.m. (Denver time) two Eurodollar Business Days prior to the date of such continuation or conversion, in the case of continuation of, or conversion to, a Fixed Eurodollar Rate Advance, and not later than 11:00 a.m. (Denver time) on the date of such continuation or conversion, in the case of continuation of, or conversion to, any other type of Advance. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Fixed Rate Advances or Fixed Eurodollar Rate Advances and (ii) a Business Day, in the case of Fixed Rate Advances, and a Eurodollar Business Day, in the case of Fixed Eurodollar Rate Advances), and (c) in the case of conversions to or continuations as Fixed Rate Advances or Fixed Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Company under this Section shall be irrevocable. If the Company shall fail to notify the Agent and the Banks of the continuation of any Fixed Rate Advance or Fixed Eurodollar Rate Advance or of the conversion of a Fixed Rate Advance to a Eurodollar Rate Advance or vice versa within the time required by this Section, such Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Prime Rate Advance of the same principal amount.
     2.08 Interest Rates; Default Interest; Interest Payment Dates. Interest shall accrue and be payable as follows:
     (a) Each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the Prime Rate.

     (b) Each Fixed Rate Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Fixed Rate; provided, however, that Fixed Rate Advances shall not be made by a Bank unless the Company and such Bank shall have entered into a written agreement (“Side Letter”) which provides for the making of Fixed Rate Advances, which Side Letter may contain provisions relating to the maintenance of compensating balances and/or the effect of failure to maintain such compensating balances (including the payment of additional interest or deficiency fees).
     (c) Each Fixed Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Fixed Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin
     (d) Each Floating Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of (i) the Floating Adjusted Eurodollar Rate, plus (ii) the Applicable Margin.
     (e) Effective upon notice from the Agent, at the direction of the Required Banks, whenever any Event of Default shall have occurred and be continuing (whether or not the maturity of the Notes shall have been accelerated), interest shall accrue on each Advance until such Event of Default shall have been cured to the written satisfaction of the Required Banks or, if such Event of Default consists of the Company’s failure to pay the Agent or any Bank any amount owing under any Loan Document, until such amount shall have been paid in full, (i) with respect to any Fixed Rate Advance or Fixed Eurodollar Rate Advance, during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0% per annum, (ii) with respect to any Floating Eurodollar Rate Advance, at a rate per annum equal to the sum of (A) the Floating Adjusted Eurodollar Rate applicable to such Advance, plus (B) the Applicable Margin, plus (C) 2% per annum, and (iii) otherwise, at a rate per annum equal to the sum of the Prime Rate, plus 2.0% per annum.
     (f) Interest shall be payable in arrears on the fifth Business Day of each month and on the Termination Date; provided that interest under Section 2.08(e) shall be payable on demand.
     2.09 Facility Fees. The Company shall pay each Bank a facility fee for the period beginning on the Signing Date and ending on the Termination Date at a per annum rate of one-eighth of one percent (0.125%) on such Bank’s Commitment Amount, payable for each month in arrears on the first Business Day of the following month and on the Termination Date.
     2.10 Agent’s Fees. The Company shall pay to the Agent, agent’s fees at such times and in such amounts as may be agreed upon from time to time in a written agreement (“Side Letter”) between the Company and the Agent.
     2.11 Payments and Computations.

     (a) Payment of Principal, Fees and Expenses. All payments and prepayments by the Company of principal on the Notes and all fees, expenses and other obligations payable to the Banks under this Agreement (other than interest and fees payable on the Notes and additional interest or deficiency fees payable under any Side Letter entered into pursuant to Section 2.08(b), which shall be payable in accordance with Section 2.11(b)) shall be paid in Immediately Available Funds not later than 12:00 noon (Denver time) on the dates called for under this Agreement at the main office of the Agent in Minneapolis, Minnesota. Funds received after such hour shall be deemed to have been received by the Banks on the next Business Day. The Company irrevocably authorizes the Agent to charge the Operating Account in an amount equal to any such payment or permitted prepayment of principal or any such fees, expenses or other obligations, as the case may be, which are due and payable.
     (b) Payment of Interest and Deficiency Fees. All payments of interest on the Notes and all additional interest or deficiency fees payable to a Bank under any Side Letter entered into pursuant to Section 2.08(b) shall be billed to the Company by each Bank with respect to its Notes and shall be paid by the Company, (i) prior to the occurrence of an Event of Default, directly to each such Bank, and (ii) upon and during the continuance of an Event of Default, to the Agent, in either case by not later than 1:00 p.m. (Denver time) on the dates called for under this Agreement at the respective offices of the Banks or the Agent, as the case may be, designated on the signature pages of this Agreement. The Company irrevocably authorizes the Agent and each Bank to charge the Operating Account or any other demand account of the Company maintained with the Agent or such Bank (other than an account of the Company with such Bank which the Company holds in escrow or in trust for the benefit of other Persons) in an amount equal to any such payment of interest, additional interest or deficiency fees, as the case may be, which are due and payable.
     (c) Computations. Fees and interest on the Notes shall be computed on the basis of actual days elapsed and a year of 360 days.
     2.12 Setoff. Whenever an Event of Default shall have occurred and be continuing, the Company hereby irrevocably authorizes each Bank to set off the Indebtedness of the Company to such Bank under this Agreement (including any Indebtedness owing under any Side Letter), the Notes and the other Loan Documents against all deposits and credits of the Company with, and any and all claims of the Company against, such Bank (excluding deposits of the Company with such Bank which the Company holds in escrow or in trust for the benefit of other Persons), whether or not said Indebtedness of the Company to such Bank, or any part thereof, shall be then due.
     2.13 Collateral. To secure the payment of Aggregate Outstandings and all other liabilities of the Company under any Loan Document, the Company from time to time shall grant to the Agent and the Banks a Security Interest in such of its Mortgage Loans, Mortgage-backed Securities, Loan Specific Take-Out Commitments, Hedges and other assets as the Company shall select. All Collateral shall be subject to, and be governed by, the terms and conditions of the Pledge and Security Agreement.

     If no Event of Default or Unmatured Event of Default has occurred and is continuing, the Agent and the Banks, at the request of the Company, shall release their Security Interest in any item of Collateral; provided, that after giving effect to any such requested release, the Borrowing Base (including that attributable to any Collateral given in substitution of the Collateral requested to be released) shall not be less than the Total Outstandings.
     2.14 Termination of Commitments; Reduction of Commitment Amounts.
     (a) Termination. The Company and each Bank shall have the right, prior to any termination of the Commitments pursuant to Section 6.02, to terminate, with respect to the Company, any Commitment, and with respect to a Bank, its Commitment, by giving the Agent notice in writing, specifying the date on which the applicable Commitment is to terminate (as to such Commitment, the “Commitment Ending Date”), which Commitment Ending Date shall be no less than 120 days after the Agent gives notice as set forth in the following sentence. The Agent shall give telephonic notice (confirmed in writing) to each Bank of the Agent’s receipt of a notice of termination of a Commitment or Commitments given by the Company by not later than the Agent’s close of business on the third Business Day following the date of receipt of such notice by the Agent and shall give telephonic notice (confirmed in writing) to the Company and each other Bank of the Agent’s receipt of a notice of termination by a Bank of its Commitment by not later than the Agent’s close of business on the third Business Day following the date of receipt of such notice by the Agent. After receipt from the Agent of a party’s termination of a Commitment or Commitments, each other party hereto who has not initially given notice of termination may, in the case of a Bank, terminate its Commitment, and, in the case of the Company, terminate a Commitment or Commitments, by giving the Agent telephonic notice (promptly confirmed in writing) of such termination, specifying the applicable Commitment Ending Date (which may be any date on or after the Commitment Ending Date specified by the party which gave the initial notice of termination pursuant to the preceding sentence), within four Business Days after receipt by such party of notice from the Agent of the Agent’s receipt of the initial notice of termination pursuant to the preceding sentence. Notwithstanding the foregoing, any termination of the Commitments pursuant to Section 6.02 hereof shall supersede any notice of termination under this Section 2.14(a).
     (b) Reduction. The Company shall have the right at any time upon at least seven days prior written notice to the Agent and the Banks to reduce the Commitment Amounts; provided, that the aggregate amount of each such reduction in the Commitment Amounts shall be in a minimum amount of $1,000,000 or an integral multiple in excess thereof for each Bank’s Commitment and shall be apportioned among the Bank’s Commitments in accordance with their respective Percentage of the Aggregate Commitment Amounts; and provided, further, that no such reduction shall reduce the Aggregate Commitment Amount to less than Aggregate Outstandings.
     (c) Effect. Once the Commitments have been terminated pursuant to Section 6.02 or the Commitment Amounts have been reduced, they may not be reinstated.

     2.15 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Fixed Adjusted Eurodollar Rate in respect of the Interest Period for any requested Fixed Eurodollar Rate Advance, a Bank determines (which determination shall be conclusive and binding, absent manifest error) that:
     (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or
     (b) the Fixed Adjusted Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to such Bank of funding or maintaining Fixed Eurodollar Rate Advances, as the case may be, for such Interest Period, such Bank shall forthwith give notice to the Company and the Agent of such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Fixed Eurodollar Rate Advances, as the case may be, shall be suspended until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Fixed Eurodollar Rate Advance outstanding at the time such suspension is imposed.
     2.16 Increased Cost. If any Regulatory Change:
     (a) shall subject a Bank to any tax, duty or other charge with respect to Fixed Eurodollar Rate Advances, the Note payable to such Bank to the extent it evidences Fixed Eurodollar Rate Advances, or its obligation to make Fixed Eurodollar Rate Advances, or shall change the basis of taxation of payment to such Bank of the principal of or interest on Fixed Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Fixed Eurodollar Rate Advances or its obligation to make Fixed Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank imposed by the laws of the United States or any jurisdiction in which such Bank’s principal office is located); or
     (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Fixed Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Fixed Adjusted Eurodollar Rate, as the case may be) against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank or on the United States market for certificates of deposit any other condition affecting Fixed Eurodollar Rate Advances, its Note or its obligation to make Fixed Eurodollar Rate Advances;
and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Fixed Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note, then, within 30 days after demand by such Bank, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

Such Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of such Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of such Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank’s rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.
     2.17 Illegality. If any Regulatory Change shall make it unlawful or impossible for a Bank to make, maintain or fund Fixed Eurodollar Rate Advances, such Bank shall notify the Company, whereupon the obligation of such Bank to make Fixed Eurodollar Rate Advances, as the case may be, shall be suspended until such Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. If such Bank determines that it may not lawfully continue to maintain any outstanding Fixed Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Prime Rate Advances as of the date of such Bank’s notice, and upon such conversion the Company shall indemnify such Bank in accordance with Section 2.19.
     2.18 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return (by an amount such Bank deems material) on the capital of a Bank or on the capital of such Bank’s parent corporation as a consequence of such Bank’s Commitment and/or the Loans made by such Bank to a level below that which the Bank or its parent could have achieved but for such Regulatory Change (taking into account the policies of such Bank and its parent corporation with respect to capital adequacy), then the Company shall, within 30 days after written notice and demand from such Bank, pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction; provided, however, that the Company shall not be obligated to pay any such amount or amounts (i) unless such Bank shall have first notified the Company in writing that it intends to seek compensation from the Company pursuant to this sentence, and (ii) which are attributable to periods exceeding 180 days prior to the date of receipt by the Company of such notice. A certificate as to the amount of any such reduction (including calculations in reasonable detail showing how such Bank computed such reduction and a statement that the Bank has not allocated to its Commitment or its outstanding Advances a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Bank, whether or not such Bank allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Bank to the Company. Any determination by a Bank under this Section and any certificate as to the amount of such reduction given to the Company by such Bank shall be final, conclusive and binding for all purposes, absent manifest error.
     2.19 Funding Losses. Upon the written request of a Bank, the Company shall compensate such Bank for all losses, expenses and liabilities (including any interest paid by such

Bank to lenders of funds borrowed by it to make or carry Fixed Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain: (a) if for any reason, other than a default by such Bank, a funding of a Fixed Eurodollar Rate Advance does not occur on the date specified therefor in the Company’s request or notice as to such Advance under Section 2.02, or (b) if, for whatever reason (including acceleration of the maturity of such Bank’s Note following an Event of Default), any repayment of a Fixed Eurodollar Rate Advance pursuant to Section 2.05 or otherwise, or a conversion pursuant to Section 2.07, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank’s request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.
     2.20 Discretion of Banks as to Manner of Funding. Each Bank shall be entitled to fund and maintain its funding of Fixed Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Section 2.19) shall be made as if the Bank had actually funded and maintained each Fixed Eurodollar Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period.
     Section 3 REPRESENTATIONS AND WARRANTIES.
     To induce the Banks to grant the Commitments, the Company represents and warrants that:
     3.01 Corporate Existence. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado, has the requisite power to own its properties and to carry on its business as now being conducted, and is duly qualified and authorized to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.
     3.02 Corporate Power and Authority. The Company has full power and authority (corporate and other) to enter into this Agreement, to make the borrowings herein contemplated, to execute and deliver the Notes and the other Loan Documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all proper and necessary corporate action and will not contravene or conflict with any provision of any law or regulation or of the Articles of Incorporation or bylaws of the Company or any agreement to which the Company is a party or which is binding upon it or its properties; this Agreement is, and the Notes, the Side Letters and the other Loan Documents, when delivered for value, will be the valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency or other similar laws affecting creditors’ rights generally).
     3.03 Subsidiaries. Schedule 3.03 hereto correctly sets forth as to each Subsidiary its name, the jurisdiction of its incorporation, the name of its immediate parent and the percentage of its capital stock that is directly or indirectly owned by the Company. Each such Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, has the requisite power to own its properties and to carry on its business as now being conducted, and is duly qualified and authorized to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.
     3.04 Financial Condition. The Company’s audited consolidated financial statements as at December 31, 2005, and its unaudited financial statements as at June 30, 2006, copies of which have been furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended and there has been no material adverse change in said consolidated financial condition except as disclosed in Schedule 3.04 hereto. Neither the Company nor any Subsidiary has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as described in such statements or Schedule 3.04 hereto.
     3.05 Properties. The Company and each Subsidiary has good and marketable title to all of its properties and assets and, with the exception of properties acquired by foreclosure or by deed in lieu of foreclosure, none of the assets of the Company and its Subsidiaries is subject to any Lien, except for those permitted by Section 4.08 hereof.
     3.06 Litigation. No litigation, tax claim, proceeding, dispute or governmental proceeding is pending or, to its knowledge, threatened against the Company which (a) involves an uninsured claim of over $500,000 against the Company, or (b) may have a material adverse effect on the business or condition (financial or other), affairs or operations of the Company except those referred to in Schedule 3.06 hereto.
     3.07 Regulations U and X. No part of the proceeds of the borrowings hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, and the Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. If requested by the Agent or any Bank, the Company will furnish the Agent or such Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. The Company also warrants that no part of the proceeds of the borrowing hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.
     3.08 Investment Company Act. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     3.09 Securities Acts. The Company has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.
     3.10 Other Governmental Regulation. Neither the Company nor any of the Subsidiaries is subject to regulation under the Federal Power Act or the Interstate Commerce Act or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.
     3.11 Consents, etc. No consent, approval, authorization of, or registration, declaration or filing with any governmental authority (except for a disclosure the Parent may make in periodic securities filings) is required on the part of the Company in connection with the execution and delivery of this Agreement, the Notes, the Side Letters or the Security Documents (other than filings to perfect the Security Interest) or the performance of or compliance with the terms, provisions and conditions hereof.
     3.12 ERISA. No fact or circumstance, including but not limited to any Reportable Event, exists in connection with any Plan of the Company which is guaranteed by PBGC which might constitute grounds for the termination of any such Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. The Company has no knowledge of any event which could result in a liability of the Company or any Affiliate or Subsidiary to PBGC. For purposes of this representation and warranty, the Company shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.
     3.13 Principal Office, etc. The principal office, chief executive office and principal place of business of the Company is at 7595 Technology Way, Denver, Colorado 80237.
     3.14 No Default. The Company is not in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its property is bound.
     3.15 Full Disclosure. There is no material fact that the Company has not disclosed to the Agent and the Banks which could adversely affect the properties, business, prospects or financial condition of the Company or could adversely affect the Collateral or the Company’s servicing rights with respect to the Servicing Portfolio or any portion thereof. Neither the financial statements referred to in Section 3.04, nor any borrowing request, Confirmation of Borrowing/Paydown, officer’s certificate or statement delivered by the Company to the Agent or any Bank contains any untrue statement of material fact.
     3.16 Survival of Representations. All representations and warranties by the Company herein shall survive delivery of the Notes and the making of the Loans and Advances, and any investigation at any time made by or on behalf of the Agent or any Bank shall not diminish the right of the Agent or any Bank to rely thereon.
     Section 4 COMPANY’S COVENANTS.
     From the date hereof and until the Termination Date and thereafter until the Commitments are terminated and the Aggregate Outstandings and other liabilities of the

Company under any Loan Document are paid in full, the Company agrees that, unless the Required Banks shall otherwise consent in writing, it will:
     4.01 Financial Statements and Other Reports. Furnish to the Agent and the Banks (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and the Subsidiaries consisting of a statement of income and reconciliation of capital accounts of such year and related balance sheets as of year-end, setting forth in each case in comparative form the corresponding figures for the preceding year, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year, certified, without qualification, by the accounting firm of Ernst & Young LLP or by any other independent certified public accountants reasonably satisfactory to the Banks; (b) as soon as available and in any event within 30 days after the end of each monthly accounting period of the Company, a copy of the unaudited financial statements of the Company and the Subsidiaries as of the end of each such period, prepared in conformity with GAAP (but without footnotes and subject to normal year-end adjustments) consisting of a balance sheet and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such accounting period, certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company; (c) as soon as available and in any event within 100 days after the end of each fiscal year of the Parent, a copy of the audited consolidated financial statement of the Parent and its consolidated subsidiaries, including the opinion of the accounting firm of Ernst & Young LLP or of any other independent certified public accountants reasonably satisfactory to the Banks, and a copy of the 10-K report filed by the Parent with the Securities and Exchange Commission for such fiscal year; (d) as soon as available and in any event within 60 days after the close of each quarterly accounting period in each fiscal year of the Parent, a copy of the 10-Q report filed by the Parent with the Securities and Exchange Commission for such quarter; (e) as soon as available and in any event within 30 days after the end of each month, a certificate in the form of Schedule 4.01(e) hereto (“Borrowing Base/Compliance Certificate”), prepared as of the last Business Day of such month; (f) as soon as available and in any event within 30 days after the end of each calendar month a servicing/delinquency report prepared as of the end of such month and showing with respect to the Servicing Portfolio: the number of Mortgage Loans (including Mortgage Loans subject to Mortgage-backed Securities) included therein, the total principal amount thereof, investor type, geographic concentration, weighted average coupon, weighted average maturity, weighted average servicing fee, delinquency status and foreclosure experience; (g) within five Business Days after the end of each calendar month, an Inventory/Pipeline Report satisfactory to the Required Banks; (h) promptly upon their becoming available, copies of all audit reports prepared for FNMA, GNMA or FHLMC with respect to the Company or any subservicer of the Company; (i) as promptly as practicable (but in any event not later than five Business Days) after the President, Vice President-Finance or Treasurer of the Company obtains actual knowledge of the occurrence of any Event of Default or Unmatured Event of Default, notice of such occurrence, together with a detailed statement by an officer of the Company on behalf of the Company of the steps being taken by the Company to cure the Event of Default or Unmatured Event of Default; and (j) from time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company as the Agent or any Bank may reasonably request.

     4.02 Corporate Existence. Maintain its corporate existence in good standing under the laws of the State of Colorado, maintain the corporate existence of each Subsidiary in good standing under the laws of the respective jurisdiction of its incorporation, and maintain its and each Subsidiary’s right to transact business in each jurisdiction where its assets or the nature of its activities makes such qualification necessary.
     4.03 Taxes. Duly and punctually pay all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its properties prior to the date on which penalties attach thereto (except insofar as contested in good faith by appropriate proceedings, and adequate reserves are maintained therefor in accordance with GAAP) and cause the Subsidiaries to do likewise.
     4.04 Insurance. Maintain or require to maintain, and cause each Subsidiary to maintain or require to maintain, in full force and effect (a) an adequate errors and omissions insurance policy, (b) such other insurance coverage by financially sound and respectable insurers, on all properties of a character usually insured by organizations engaged in the same or similar business (including, without limitation, all real property covered by mortgages, deeds of trust or similar security deeds securing Mortgage Loans owned by the Company to the extent normally required by prudent mortgagees) against loss or damage of a kind customarily insured against by such organizations, (c) adequate public liability insurance against tort claims which may be asserted against the Company, and (d) a mortgage bankers blanket bond insurance policy in an amount customarily maintained by organizations engaged in the same or similar business and under similar circumstances as the Company.
     4.05 Litigation. Give prompt written notice to the Agent and the Banks of any litigation or governmental proceeding pending or, to its actual knowledge, threatened against the Company or any Subsidiary which (i) involves an uninsured claim of over $500,000 or (ii) if adversely determined, may have a material adverse effect on the business or condition (financial or other) affairs or operations of the Company or any Subsidiary.
     4.06 Access to Books and Inspection. Upon application by the Agent or any Bank, give any representative of the Agent or such Bank access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the possession of the Company or under its control relating to its affairs, and to inspect any of the properties of the Company.
     4.07 Debt. Not incur, assume or permit to exist, or allow any Subsidiary to incur or permit to exist, any Indebtedness, except:
     (a) borrowings under the Notes;
     (b) current liabilities (other than Indebtedness for borrowed money), not overdue unless contested in good faith, incurred by the Company or a Subsidiary in the ordinary course of business;
     (c) Indebtedness secured by Liens permitted under Section 4.08;
     (d) Guarantees permitted under Section 4.09;

     (e) Indebtedness under hedging transactions with respect to Mortgage Loans and Mortgage-backed Securities owned by the Company or such Subsidiary and Indebtedness under reverse repurchase agreements entered into with investors in the normal course of the Company’s business; and
     (f) Indebtedness incurred in connection with any Approved Repo Transaction.
     4.08 Liens. Not create or permit to exist, or allow any Subsidiary to create or permit to exist, any Lien with respect to any assets (including, without limitation, servicing rights with respect to the Servicing Portfolio) now owned or hereafter acquired by the Company or any Subsidiary except:
     (a) the Security Interest;
     (b) materialmen’s, mechanics’, suppliers’, tax or warehousemen’s liens, statutory liens of landlords and other like liens arising in the ordinary course of business securing obligations which are not yet due and payable or which are being contested in good faith by appropriate proceedings;
     (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, surety or appeal bonds, bids, leases, performance and return of money bonds and similar obligations (exclusive of obligations for the payment of borrowed money);
     (d) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in titles thereto which do not materially impair their use in the operation of its business;
     (e) Liens on Mortgage-backed Securities which secure the repurchase obligations of the Company or any Subsidiary to brokers with respect to such Mortgage-backed Securities;
     (f) lease purchase liens in an aggregate amount less than $1,000,000;
     (g) existing Liens described in Schedule 4.08 hereto; and
     (h) Liens incurred in connection with any Approved Repo Transaction.
     4.09 Guarantees
        Not, and not allow any Subsidiary to, enter into any Guarantee or endorse, assume, become surety for, indemnify or otherwise in any way become or be responsible for the obligations of any other Person except Guarantees of, or letters of credit issued by, the Company guaranteeing or supporting the obligations of its Affiliates in the residential home development business in the ordinary course of business, provided that no Event of Default or Unmatured

Event of Default shall exist upon or immediately after the issuance by the Company of any such Guarantee or letter of credit.
     4.10 Leases. Not, and not allow any Subsidiary to, enter into or permit to exist any arrangement involving the leasing from any lessor of real or personal property (or any interest therein) except under:
     (a) leases of automobiles, office furniture and equipment, and computer and related equipment used in the ordinary course of business of the Company and the Subsidiaries; and
     (b) leases of offices occupied by the Company or any Subsidiary.
     4.11 Merger, etc. Not, and not permit any Subsidiary to, (a) sell, transfer or otherwise dispose of all or any substantial part of its assets to any other Person except in the ordinary course of business or (b) merge or consolidate into or with any corporation except that any Subsidiary may merge or consolidate with or be liquidated into the Company (provided that the Company is the surviving entity) or may merge or consolidate with another Subsidiary and except as the Required Banks may otherwise consent in writing, which consent will not be unreasonably withheld.
     4.12 Net Worth. Not at any time permit the Adjusted Consolidated Tangible Net Worth to be less than $15,000,000.
     4.13 Leverage Ratio. Not permit the Leverage Ratio to exceed 15 to 1 at any time.
     4.14 ERISA Contributions. At all times, make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Plan.
     4.15 VA Guaranties and FHA Insurance. Not, and not permit any Subsidiary to, commit or suffer to be committed any act which would invalidate the guaranty of the VA or the insurance by the FHA or cause any impairment to the validity of or priority of the lien securing any Mortgage Loan pledged to the Banks under the Pledge and Security Agreement.
     4.16 Maintenance of Qualifications. Not, and not permit any Subsidiary to, commit or suffer to be committed any act which either (a) would adversely affect its eligibility to participate as an FHA-approved mortgagee, as an approved lender under the VA loan guaranty program, as an approved seller-servicer of mortgage notes to FNMA and to FHLMC in the FHLMC regions in which it operates, or its eligibility to issue Mortgage-backed Securities or to service the mortgage pools formed with respect to Mortgage-backed Securities or (b) results in a loss of such eligibility.
     4.17 Servicing Portfolio. Not, and not permit any Subsidiary to, commit or suffer to be committed any act which would constitute a material breach of any material contract to which the Company now is or hereafter becomes a party under which the Company is obligated to service Mortgage Loans for another Person.
     4.18 [Reserved]

     4.19 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which might materially adversely affect its business, affairs, properties, financial condition or ability to obtain credit except where contested in good faith and by appropriate proceedings.
     4.20 Collateral. (i) Defend the right, title, and interest of the Agent and the Banks in the Collateral against the claims and demands of all Persons; (ii) not amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Collateral in a manner which would materially adversely affect the interests of the Agent and the Banks; and (iii) not sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, any of the Collateral or any interest therein except in a manner whereby the Agent alone would be entitled to receive the proceeds therefrom.
     4.21 Material Adverse Change. Not create, permit to occur or suffer to exist any material adverse change in its condition or operations.
     4.22 Investments. Not, and not permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, except:
     (a) Investments in (i) certificates of deposit and bankers acceptances issued by, and time deposits on deposit with, a Bank or any other domestic commercial bank which has, or the holding company of which has, a long-term debt rating of at least “AA” (or its equivalent) from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., or a short-term debt rating of at least “A-1” from Standard & Poor’s Corporation or “P-1” from Moody’s Investors Service, Inc., in each case having a maturity not exceeding 90 days from the date of issuance thereof, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof, and (iii) commercial paper maturing no more than 90 days from the date of creation thereof and which is rated at least “A-1” by Standard & Poor’s Corporation or at least “P-1” by Moody’s Investors Service, Inc.;
     (b) Mortgage Loans and Mortgage-backed Securities acquired, in each case, in the ordinary course of business;
     (c) repurchase agreements fully collateralized by Investments of the types described in Sections 4.22(a) and/or 4.22(b);
     (d) money market and cash accounts which are invested entirely in Investments of the types described in Sections 4.22(a) and/or 4.22(b) above;
     (e) securities or evidences of indebtedness of others acquired by the Company in settlement of accounts receivable or other debts arising in the ordinary course of business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition of the Company or any Subsidiary;

     (f) loans and advances to employees, officers and directors of the Company or any Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $100,000;
     (g) Investments of the Company in Subsidiaries in an aggregate amount not exceeding $1,000,000 at any time outstanding; and
     (h) loans, advances or extensions of credit to the Parent or any of its Affiliates if no Event of Default or Unmatured Event of Default exists or would exist immediately after giving effect to the making of any such loan, advance or extension of credit.
     4.23 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into any transactions, including, without limitation, any purchase, sale, lease or exchange of property or services with or the incurring of any Indebtedness to any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of business and are upon fair and reasonable terms.
     4.24 Closing Procedures. The Company will provide closing instructions to each Closing Agent which (a) require, in connection with Mortgage Loans tablefunded by the Company, that (i) the Mortgage Note evidencing each such Mortgage Loan shall be endorsed to the Company, (ii) the assignment of the applicable Mortgage to the Company shall be recorded simultaneously with but separate from the related Mortgage and (iii) the Mortgage Note evidencing each such Mortgage Loan and other related loan documents shall be delivered to the Company promptly upon the closing of such Mortgage Loan, and (b) in the case of Mortgage Loans funded by a wire transfer of funds in accordance with Section 4.02(b)(i) of the Pledge and Security Agreement, contain a statement substantially in the form set forth in Exhibit D hereto. The Company shall review for accuracy and completeness each Mortgage Note, Mortgage, assignment and other document evidencing or securing each Mortgage Loan originated or purchased by the Company.
     4.25 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.
     Section 5 CONDITIONS PRECEDENT.
     5.01 Effectiveness. This Agreement shall not become effective until, and shall become effective when, each of the following conditions precedent shall have been satisfied:
     (a) The Agent shall have received the following, in form and substance satisfactory to the Banks:
     (i) This Agreement, duly executed by the Company and each Bank.
     (ii) The Pledge and Security Agreement, duly executed by the Company, the Collateral Agent and the Agent.

     (iii) The Notes, duly executed by the Company, which shall constitute amendments and restatements of the Existing Notes.
     (iv) A Uniform Commercial Code financing statement or statements prepared for filing in all appropriate filing offices and duly executed by the Company.
     (v) A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowing hereunder, certified by the Secretary or an Assistant Secretary of the Company on behalf of the Company, together with such other documents as the Agent or the Banks shall reasonably request.
     (vi) A certificate, signed by the Secretary or an Assistant Secretary of the Company on behalf of the Company, as to the incumbency and signatures of the person or persons authorized to execute and deliver this Agreement and the other Loan Documents.
     (vii) A favorable written opinion of counsel to the Company, addressed to the Bank and covering the matters set forth in Schedule 5.01(a)(vii) hereto.
     (b) All legal matters incident hereto and to the satisfaction of the foregoing conditions precedent shall be reasonably satisfactory to counsel to the Banks.
     (c) Upon execution of this Agreement, each Bank will make Loans as calculated by the Agent so that each Bank’s outstanding Loans are equal to the respective Percentage of the Aggregate Commitment Amount for such Bank of all Loans outstanding on such date and the Agent shall distribute the proceeds of such Loans to the other Banks in accordance with their Percentage of the Aggregate Commitment Amount of all Loans outstanding on the date of execution of this Agreement, but prior to any additional Loans requested by the Company to be made upon execution of this Agreement.
     5.02 Each Extension of Credit. The obligations of the Banks to make the Loans are subject to the following further conditions precedent that at each time the Banks are requested to make Loans:
     (a) no Event of Default and no Unmatured Event of Default shall have occurred and be continuing or will exist upon the making of the requested Loans; and
     (b) the representations and warranties contained in Section 3 hereof and in Section 5 of the Pledge and Security Agreement shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such request.

     Section 6 EVENTS OF DEFAULT; REMEDIES.
     6.01 Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default” if not cured within the applicable notice and grace periods specified, if any:
     (a) Default for one Business Day in the payment when due of any principal of a Bank’s Note, except upon maturity, in which case default in the payment when due of such principal of a Note; or
     (b) Default for five Business Days in the payment when due of interest on a Bank’s Note; or
     (c) Default in the performance of the Company’s covenants contained in Sections 4.07, 4.08, 4.09, 4.11, 4.18, 4.20, 4.22 or 4.23 or in the Pledge and Security Agreement; or
     (d) Default by the Company in the performance of any other covenant contained herein or in any Loan Document (and not constituting a default under Sections 6.01(a), 6.01(b) or 6.01(c)) which shall remain unremedied for 15 days after the earliest of (i) the date on which the Agent, at the request of any Bank, gives written notice of such default to the Company, (ii) the date on which the Company gives written notice of such default to the Agent or (iii) the latest date by which the Company is required to give notice of such default to the Agent and the Banks pursuant to Section 4.01(i); or
     (e) Any warranty made by the Company herein is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Company to a Bank, the Agent or the Collateral Agent is untrue in any material respect on the date as of which the facts set forth therein are stated or certified; or
     (f) Any creditor or representative of any creditor of the Company or any Subsidiary shall become entitled to declare any Indebtedness in excess of $1,000,000 owing on any bond, debenture, note or other evidence of indebtedness for borrowed money of the Company or such Subsidiary to be due and payable prior to its expressed maturity, whether or not such Indebtedness is actually declared to be immediately due and payable, or any such Indebtedness becomes due and payable prior to its expressed maturity by reason of any default by the Company, or any Subsidiary in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or
     (g) Any creditor or representative of any creditor of the Parent shall declare any Indebtedness of the Parent owing on any bond, debenture, note or other evidence of indebtedness for borrowed money in excess of $5,000,000 (other than Indebtedness which by its terms is without recourse to the Parent) to be due and payable prior to its expressed maturity by reason of any default by the Parent in the performance or observance of any obligation or condition and such default shall not have been effectively waived or shall not have been cured within any grace period allowed therefor or any such Indebtedness shall have become due by its terms and shall not have been promptly paid or extended; or
     (h) The Company, any Subsidiary or the Parent becomes insolvent or generally does not pay its debts as they become due or applies for, consents to, or acquiesces in the appointment of a trustee or receiver of the Company, such Subsidiary or the Parent or any of their respective property; or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Company, any Subsidiary or the Parent or for a substantial part of their respective property and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law is instituted by or against the Company, any Subsidiary or the Parent, and if instituted against the Company, any Subsidiary or the Parent is consented to or acquiesced in by the Company, such Subsidiary or the Parent or remains for 60 days unstayed or undismissed; or
     (i) Any dissolution or liquidation proceeding (other than as permitted by this Agreement) is instituted by or against the Company, any Subsidiary or the Parent and, if instituted against the Company, any Subsidiary or the Parent, is consented to or acquiesced in by the Company, such Subsidiary or the Parent or remains for 60 days unstayed or undismissed; or
     (j) Any material adverse change in the condition of the Company, financial or otherwise which has not been cured, corrected or remedied to the reasonable satisfaction of the Required Banks within fifteen (15) days after the Agent, at the direction of the Required Banks, shall have given the Company written notice of the occurrence thereof; or
     (k) Any Reportable Event or any other fact or circumstance, which the Required Banks determine in good faith constitutes grounds for the termination of any Plan of the Company or any Subsidiary by PBGC or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing 60 days after written notice of such determination shall have been given to the Company by the Agent, at the direction of the Required Banks, or any Plan of the Company or any Subsidiary shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of the Company, or PBGC shall institute proceedings to terminate any Plan of the Company or any Subsidiary or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds Two Hundred Fifty Thousand Dollars ($250,000) and such liability is not covered by insurance.
     6.02 Remedies. If any Event of Default described in Sections 6.01(h) or 6.01(i) shall occur, the Commitments shall immediately terminate and the principal of and accrued interest on the Notes shall become immediately due and payable all without further notice of any kind. If any other Event of Default shall occur, the Agent, at the direction of the Required Banks, shall terminate the Commitments and shall declare the principal of and accrued interest on the Notes to be immediately due and payable, whereupon the Commitments shall terminate immediately and the Notes shall become immediately due and payable, all without further notice of any kind.
     Section 7 THE AGENT.
     7.01 Appointment and Authorization. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Each Bank also appoints the Agent to act as Collateral Agent under the Pledge and Security Agreement and to take such action as Collateral Agent thereunder and to exercise such powers under the Pledge and Security Agreement as are reasonably incidental thereto. Neither the Agent (acting as Agent or Collateral Agent) nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and under the other Loan Documents (including, without limitation, the Pledge and Security Agreement) and nothing herein contained shall be deemed to create a fiduciary relationship among or between the Agent, the Company or the Banks.
     7.02 Note Holders. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.
     7.03 Consultation With Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.
     7.04 Documents. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the Loan Documents or any other instrument or document furnished pursuant thereto or thereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.
     7.05 Agent and Affiliates. With respect to its Commitment and the Loans and Advances made by it in its capacity as a Bank, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary as if it were not the Agent.
     7.06 Action by Agent. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall incur no liability under or in respect of this Agreement or any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.
     7.07 Credit Analysis. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Company, in connection with the making of its Commitment and has made its own appraisal of the creditworthiness of the Company. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the Effective Date or at any time thereafter.
     7.08 Notices of Event of Default, etc. In the event that any Bank shall have acquired actual knowledge of any Event of Default or Unmatured Event of Default, such Bank shall promptly give notice thereof to the Agent and the other Banks. Upon receipt from any Bank of a request that the Agent give notice to the Company of the occurrence of an Event of Default or Unmatured Event of Default under Section 6, the Agent shall promptly forward such request to the other Banks and will take such action and assert such rights under this Agreement and the other Loan Documents as the Required Banks shall direct in writing.
     7.09 Indemnification. Each Bank agrees to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to its Percentage of the Aggregate Commitment Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Loan Documents or any action taken or omitted by the Agent under this Agreement or the Loan Documents provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.
     7.10 Payments. All payments of principal of the Notes and all other funds received by the Agent in respect of any payments made by the Company pursuant to this Agreement, the Notes or the other Loan Documents (other than payments of interest payable on the Banks’ Notes, payments of agent fees made to the Agent under its Side Letter, payments of additional interest or deficiency fees made to the Banks pursuant to Section 2.08(b) and the provisions of any Side Letter) shall be distributed forthwith by the Agent (in like currency and funds and on the same day received, provided that any such payment is received by the Agent prior to 12:00 noon (Denver time) on such day) to the Banks ratably in accordance with each Bank’s Percentage of the Aggregate Outstandings and in like currency and funds and on the same day as received.
     7.11 Sharing of Payments. If any Bank shall receive and retain any payment during the persistence of an Event of Default or Unmatured Event of Default, whether by setoff, application of deposit balance or security, or otherwise, in respect of indebtedness under this Agreement or the Notes in excess of such Bank’s share based on its Percentage of the Aggregate Outstandings, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Bank shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank agrees to exercise any and all rights of setoff, counterclaim or bankers’ lien first fully against any such Notes and participations therein held by such Bank, and only then to any other indebtedness of the Company to such Bank.
     7.12 Advice to Banks. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received from the Company hereunder. In addition, the Agent will provide monthly collateral and collateral aging reports to each of the Banks.
     7.13 Resignation and Removal.
     (a) The Agent may resign at any time by giving 30 days written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which successor Agent shall (unless an Event of Default has then occurred and is continuing) be reasonably acceptable to the Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint an Agent or custodian which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which shall be reasonably acceptable to the Company (unless an Event of Default has occurred and is continuing). Any such resignation shall be effective upon the appointment of a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After any retiring Agent’s resignation or removal hereunder as the Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent under this Agreement and any other Loan Document.
     (b) If the Agent is placed in receivership or conservatorship or ceases to be eligible to serve as depository or document custodian on behalf of FNMA, FHLMC or GNMA, the Required Banks (excluding the Agent in its capacity as a Bank) shall have the right to remove the Agent upon written notice to the Agent. Upon submission of such notice, such Required Banks may designate a successor agent.
     Section 8 MISCELLANEOUS.
     8.01 Non-Waiver. No failure on the part of the Agent or the Banks to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     8.02 Notices. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be by telex, telecopier, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the address specified on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. All notices and other communications hereunder shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid.
     8.03 Expenses; Indemnification.
     (a) Expenses. The Company agrees to pay: (i) the reasonable fees and expenses of counsel for the Agent and the Banks in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and in connection with the Loans hereunder, whether or not any Loan is made hereunder, (ii) the reasonable fees and expenses of counsel for the Agent and the Banks in connection with any amendment, modification or waiver of any of the terms of this Agreement, the Notes and the other Loan Documents and (iii) all reasonable costs and expenses of the Agent and the Banks (including reasonable counsels’ fees) in connection with the enforcement of this Agreement, the Notes and the other Loan Documents. Fees and expenses of counsel for the Agent shall be determined based upon such counsel’s generally applicable rates which may be higher than the rates charged to the Agent in certain matters.
     (b) Indemnification.
     (i) The Company will indemnify and hold harmless the Agent and each Bank, the Agent’s and each Bank’s directors, officers, employees, agents and attorneys and each Person, if any, who is deemed to control the Agent or any Bank (any and all of whom are referred to as the “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several (including all losses, claims, damages and liabilities resulting from the negligence, but not the gross negligence of such Indemnified Party, and including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable Federal, state or local law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transaction contemplated hereby, except for losses, claims, damages or liabilities resulting from the gross negligence, willful misconduct or fraud of such Indemnified Party or the failure of such Indemnified Party to fulfill its obligations under this Agreement.
     (ii) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 8.03(b) with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, provided that the Company shall not be obligated to pay for the fees and expenses of more than one counsel for all Indemnified Parties in respect of a particular controversy. In the event an Indemnified Party appears as a witness in any action or proceeding brought against the Company or any of its Subsidiaries (or any of its officers, directors or employees) in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness.
     (c) The Banks agree to the indemnification provisions set forth in Section 21.08 of the Pledge and Security Agreement.
     8.04 Taxes. The Company agrees to pay, and save the Agent, the Collateral Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes and the Security Documents, which obligation of the Company shall survive the termination of this Agreement.
     8.05 Amendments, Etc.
     (a) Except as provided in Sections 8.05(b) and 8.05(c), no amendment or waiver of any of the provisions of this Agreement, the Notes or the Loan Documents, nor any consent to any departure by the Company from the provisions hereof or thereof, shall be effective unless the same shall be in writing and signed by the Required Banks, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following: (i) waive any of the conditions specified in Section 2, (ii) increase the Commitment Amounts of the Banks, except as provided in Sections 8.05(b) and 8.05(c), or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on the Notes or any fees payable to the Banks hereunder, (iv) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes or any fees payable to the Banks hereunder, (v) change the Percentage of the Aggregate Commitment Amount or the Percentage of the Aggregate Outstandings as to any Bank, except as provided in Sections 8.05(b) and 8.05(c), or the number or identity of the Banks which shall be required for the Banks or any of them to take any action hereunder, (vi) amend this Section 8.05, Section 2.08(b), Section 6, Section 8.06 or Exhibit A hereto, (vii) release any Collateral, except as is provided in Sections 9 and 10 of the Pledge and Security Agreement, (viii) amend the definitions of “Collateral” set forth in the Pledge and Security Agreement, or (ix) permit the release of Collateral not otherwise permitted to be released under the terms of the Loan Documents as constituted prior to such amendment; and provided, further, that no such amendment, waiver or consent shall, unless in writing and signed by the Agent, and, if applicable, the Collateral Agent, in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Agent or the Collateral Agent under this Agreement, any Note or the other Loan Documents.
     (b) From time to time, so long as no Event of Default is then continuing, the Company may agree, with the prior written consent of the Agent, to add a bank chartered under the laws of the United States or any State thereof, an insurance company, another lender or a mutual fund (a “New Bank”) as a “Bank” under this Agreement with a Commitment, for the purpose of increasing the aggregate amount of the Commitments; provided, however, that upon giving effect to any such new Commitment, the Commitment Amount of the New Bank shall not be less than $10,000,000; and provided, further, that the aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $400,000,000 (except as otherwise provided in (c) below). The Company, the Agent and each New Bank shall agree on the date as of which the New Bank’s Commitment Amount shall become effective, and each New Bank shall execute and deliver an instrument in the form prescribed by the Agent to evidence its agreement to be bound by this Agreement and the other Loan Documents. Upon the effective date of the inclusion of a New Bank as a lender under this Agreement, the Agent shall deliver to the Company and each of the Banks a revised Schedule 1.01(b) reflecting the revised aggregate Commitment Amounts and the Company shall execute and deliver to the New Bank a Note in the amount of the New Bank’s Commitment Amount. Any reallocation of Loans outstanding on the date that the New Bank’s Commitment Amount shall become effective necessitated by the addition of the New Bank as a Bank under this Agreement shall be effected on and as of such date by the purchase and sale among the Banks of the obligations outstanding on such date.
     (c) From time to time, so long as no Event of Default is then continuing, the Company may agree, with the prior written consent of the Agent, to permit a Bank to permanently or temporarily increase its Commitment Amount for the purpose of increasing the aggregate amount of the Commitments; provided, however, that the aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $400,000,000. The Company, the Agent and each Bank increasing its Commitment Amount shall agree on the date as of which the increased Commitment Amount shall become effective and, if such increase is a temporary rather than a permanent increase, the date on which that increase shall terminate (the “Temporary Increase Termination Date”). Upon the effective date of an increase in any Bank’s Commitment Amount under this Agreement, the Agent shall deliver to the Company and each of the Bank’s a revised Schedule 1.01(b) reflecting the revised aggregate Commitment Amounts and the Company shall execute and deliver to the Bank increasing its Commitment

Amount shall become effective shall be effected on and as of such date by the purchase and sale among the Banks of the Loans outstanding on such date. If an increase in a Bank’s Commitment Amount was a temporary rather than a permanent increase, the Company shall, on the Temporary Increase Termination Date, repay the Loans by the amount by which the outstanding principal balance of all Loans on such date exceeds the sum of the Commitment Amounts, after giving effect to the termination of such temporary increase. Notwithstanding the existence of any Event of Default or Unmatured Event of Default or any other failure to satisfy the conditions pursuant to Warehousing Loans under this Agreement, each of the Banks (other than the Bank that temporarily increased its Commitment Amount) shall make Warehousing Loans on such date in the amount, if any, required to increase its outstanding Warehousing Loans to its Percentage of the Aggregate Commitment Amount, and shall deliver the proceeds of such Warehousing Loans to the Agent. The Agent shall distribute to the Bank that temporarily increased its Commitment Amount on such date, out of any payments made by the Company as set forth above and the proceeds of Warehousing Loans made by the other Banks as set forth above, the amount required to reduce such Bank’s outstanding Warehousing Loans to its Percentage of the Aggregate Commitment Amount.
     8.06 Successors and Assigns; Disposition of Advances; Transferees.
     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks.
     (b) Any Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its Notes and the Loans made by such Bank (each such interest so disposed of being herein called a “Transferred Interest”) to banks or other entities which meet the minimum financial rating requirements established by FNMA, FHLMC and GNMA for custodial depositories that are FDIC-insured (“Transferees”). Without in any way limiting the rights of Transferees hereunder, the Company agrees that each Transferee shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19 and 2.20 to the extent of its Transferred Interest as if it were the “Bank” which has made Loans in an aggregate amount equal to such Transferred Interest. The Company agrees that each Transferee may exercise any and all rights of banker’s lien, setoff as provided in Section 2.12 and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Company.
     (c) Each Bank may pledge any portion of its Note for security purposes to any Federal Reserve Bank.
     8.07 Confidentiality. Any information which the Agent or any Bank receives from the Company which is designated proprietary or confidential at the time of receipt thereof by the Agent or such Bank shall not be disclosed by the Agent or such Bank to any other Person, if such information is not otherwise in the public domain, other than (a) to its independent accountants and legal counsel, (b) pursuant to statutory or regulatory requirements, (c) pursuant to any mandatory court order or (d) to any Transferee or prospective Transferee and to the independent accountants and legal counsel of any such Transferee or prospective Transferee.
     8.08 Survival. The obligations of the Company under Sections 2.09, 2.16, 2.18 and 8.03 shall survive the repayment of the Notes and the termination of the Commitments; provided, however, that the obligations of the Company under Sections 2.16 and 2.18 shall survive only with respect to the payment of compensation for increased costs, reduction in amounts received or receivable or reduced return attributable to periods prior to the repayment of the Notes and the termination of the Commitments.
     8.09 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
     8.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the Notes and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or the Notes or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the Notes and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.
     8.11 WAIVER OF JURY TRIAL; JURISDICTION.
     (a) THE COMPANY, BY ITS EXECUTION AND DELIVERY HEREOF, AND EACH OF THE AGENT AND THE BANKS, BY THEIR ACCEPTANCE HEREOF, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     (b) THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE

NOTES OR THE LOAN DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. NOTHING IN THIS SECTION 8.11(b) SHALL AFFECT THE RIGHT OF THE AGENT AND THE BANKS TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
     8.12 Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Company on each Bank’s Note shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank.
     8.13 Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.
     8.14 Reliance by the Agent and the Banks. All covenants, agreements, representations and warranties made herein by the Company shall, notwithstanding any investigation by the Agent and the Banks, be deemed to be material to and to have been relied upon by the Agent and the Banks and shall survive the execution and delivery of this Agreement.
     8.15 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
     8.16 ENTIRE AGREEMENT. THIS AGREEMENT AND ALL LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.
[The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

HOMEAMERICAN MORTGAGE CORPORATION

By:	/s/ John J. Heaney

Its:	John J. Heaney
Title:	Senior Vice President and Treasurer
Address:

HomeAmerican Mortgage Company
4350 South Monaco
Denver, Colorado 80237
Attention: John J. Heaney
Telecopier: (720) 977-4305

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Edwin D. Jenkins

Its:	Senior Vice President

Address:

U.S. Bank National Association
Mortgage Banking Services
BC-MN-H03B
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402-7020
Attention: Edwin D. Jenkins
Telecopier: (612) 303-2253

JPMORGAN CHASE BANK, N.A.

By:	/s/ R. Britt Langford

Its:	Managing Director

Address:

707 Travis Street
Floor 6N
Houston, TX 77002
Attention: Ben Middleberg
Telecopier: (713) 216-1567

GUARANTY BANK

By:	/s/ Dan M. Killian

Its:	Senior Vice President

Address:

Guaranty Bank
8333 Douglas Avenue
Dallas, Texas 75225
Attention: Dan Killian
Telecopier: (214) 360-1660

COMERICA BANK

By:	/s/ Heather Slapak

Its:	Vice President

Address:

Comerica Tower at Detroit Center
500 Woodward Avenue, MC-3256
Detroit, Michigan 48226
Attention: Heather Slapak
Telecopier: (313) 222-9295

WASHINGTON MUTUAL BANK, FA

By:	/s/ Brad Johnson

Its:	Vice President

Address:

3929 W. John Carpenter Fwy.
Suite 100
Irving, TX 75063
Attn: Brad Johnson
Telecopier: (972) 870-3603

Schedule 2.04
to Fourth Amended and
Restated Credit Agreement
PROMISSORY NOTE

$	, 2006
Minneapolis, Minnesota

          FOR VALUE RECEIVED, HOMEAMERICAN MORTGAGE CORPORATION, a Colorado corporation (the “Company”), hereby promises to pay to the order of (the “Bank”), at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) at U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402-7020, the principal sum of ($ ) or the aggregate unpaid principal amount of all Loans made by the Bank hereunder pursuant to a Fourth Amended and Restated Warehousing Credit Agreement dated concurrently herewith among the Company, certain Banks (including the Bank) and U.S. Bank National Association as Agent (as the same may be amended, modified or restated from time to time, the “Credit Agreement”), whichever is less, and to pay interest from the date hereof on the unpaid principal balance thereof at the times and at the rate or rates per annum provided for in the Credit Agreement. Principal of this note is payable at the times and in the amounts provided for in the Credit Agreement.
          This note is one of the Notes referred to in the Credit Agreement. This Note amends and restates, but does not constitute prepayment upon or a novation of, the Existing Note (as defined in the Credit Agreement) made in favor of the Bank by the Company. This note is subject to prepayment and its maturity is subject to acceleration in each case upon the terms provided in the Credit Agreement. This note is secured by certain collateral referred to in the Credit Agreement.
          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the Company agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees.

HOMEAMERICAN MORTGAGE
CORPORATION

By:

Its:

Sch. 2.04

EXHIBIT A
To Fourth Amended And
Restated Credit Agreement
FORMULA
FOR
DETERMINING COLLATERAL VALUE
FOR BORROWING BASE
          The Collateral Value of the Eligible Pledged Mortgage Loans and other assets constituting Collateral shall be determined as follows:
          1. Eligible Pledged Mortgage Loans. The Collateral Value of an Eligible Pledged Mortgage Loan, at the time of any determination thereof, shall be an amount equal to the least of
          (a) the unpaid principal balance of such Eligible Pledged Mortgage Loan,
          (b) the Origination Price or the Acquisition Price, as the case may be, of such Eligible Pledged Mortgage Loan,
          (c) the purchase price under the Loan Specific Take-Out Commitment or Hedge to which such Eligible Pledged Mortgage Loan has been assigned, or, if such Eligible Pledged Mortgage Loan has not been assigned to a specific Loan Specific Take-Out Commitment or Hedge, the weighted average purchase price under the applicable Loan Specific Take-Out Commitments and Hedges described in the most recent summary furnished to the Agent by the Company pursuant to Section 4.01 of the Credit Agreement, and
          (d) at the election of the Agent, the Fair Market Value of such Eligible Pledged Mortgage Loan, less an amount equal to (i) 5% of the least of (a), (b), (c) or (d) above for Forty Year Amortizing Mortgage Loans and Non-Conforming Mortgage Loans; and (ii) 2% of the least of (a), (b), (c) or (d) above for all other Eligible Pledged Mortgage Loans; provided, however, that:
          (A) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans which are Wet Funded Loans shall be (1) 50% of the Aggregate Commitment Amount during the first four and last four Business Days of each month, and (3) 30% of the Aggregate Commitment Amount at all other times;
          (B) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans which are Jumbo Mortgage Loans and Super Jumbo Mortgage Loans shall be 35% of the Aggregate Commitment Amount, and the maximum collateral value of all Super Jumbo Mortgage Loans shall not exceed 6.67% of the Aggregate Commitment Amount;

          (C) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans with respect to which an instrument or document constituting or relating thereto has been redelivered to the Company for correction pursuant to Section 10.01 of the Pledge and Security Agreement, and has not been returned to the Collateral Agent, shall be $1,000,000;
          (D) the maximum aggregate Collateral Value that may be assigned to Eligible Pledged Mortgage Loans which are Forty Year Amortizing Mortgage Loans shall be 2.5% of the Aggregate Commitment Amount;
          (E) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Second Mortgage Loans shall be 20% of the Aggregate Commitment Amount;
          (F) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Alt-A Mortgage Loans shall be 75% of the Aggregate Commitment Amount;
          (G) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Non-Conforming Mortgage Loans shall be 5% of the Aggregate Commitment Amount;
          (H) the maximum Collateral Value that may be assigned to Eligible Pledged Mortgage Loans that are Uncovered Mortgage Loans shall be 10% of the Aggregate Commitment Amount: and
          (I) an Eligible Pledged Mortgage Loan will be considered as having no Collateral Value if any of the following events occur with respect thereto:
          (1) either (a) in the case of an Eligible Pledged Mortgage Loan which is other than a Jumbo Mortgage Loan or a Super Jumbo Mortgage Loan, 120 days (or, with the approval of the Agent, 150 days) elapse from the date on which such Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement, or (b) in the case of an Eligible Pledged Mortgage Loan which is a Jumbo Mortgage Loan or a Super Jumbo Mortgage Loan, 120 days elapse from the date on which such Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement, or (c) in the case of an Eligible Pledged Mortgage Loan which is a Second Mortgage Loan Mortgage, 90 days elapse from the date on which such Eligible Pledged Mortgage Loan was pledged under the Pledge and Security Agreement;
          (2) 45 days elapse from the date such Eligible Pledged Mortgage Loan was delivered to an investor for examination and purchase and such Eligible Pledged Mortgage Loan has not been returned to the Collateral Agent;
          (3) 20 days elapse from the date a Collateral document relating to such Eligible Pledged Mortgage Loan was delivered to the Company for correction or completion and such corrected or completed Collateral document has not been returned to the Collateral Agent;
          (4) in the case of an Eligible Pledged Mortgage Loan which is a Wet Funded Loan, seven (7) calendar days elapse from the date an Agreement to Pledge and a Collateral Identification Letter with respect to such Wet Funded Loan were executed by the Company and the Mortgage Note and other instruments and documents required by paragraph 2 of said Collateral Identification Letter have not been received by the Collateral Agent;
          (5) any payment required to be made under such Eligible Pledged Mortgage Loan is not paid when due and remains unpaid for a period of 60 days;
          (6) such Eligible Pledged Mortgage Loan ceases to be an Eligible Pledged Mortgage Loan; or
          (7) the Agent, at the direction of the Required Banks, notifies the Company that in the reasonable opinion of the Required Banks such Eligible Pledged Mortgage Loan is not marketable and should not be given Collateral Value hereunder.
          The Company shall provide the Agent with a certified schedule by the last day of each calendar month, prepared as of the last day of the preceding calendar month, of all the Eligible Pledged Mortgage Loans in respect of which either of the events described in clauses (5) and (6) of clause (I) above have occurred.
          2. Other Assets. The Collateral Value of any other asset (“Other Asset”) offered by the Company and accepted as Collateral by the Required Banks in their sole and absolute discretion shall be such amount of Collateral Value (if any) as the Required Banks may assign thereto in their sole and absolute discretion.
          3. Definitions. As used in this Exhibit, the following terms shall have the following respective meanings:
          “Acquisition Date”: with respect to a Mortgage Loan purchased by the Company, the date of such purchase.
          “Acquisition Price”: with respect to a Mortgage Loan which is purchased by the Company, the actual out-of-pocket cost to the Company incurred in connection with the purchase of such Mortgage Loan by the Company.
          “Agreement to Pledge”: as defined in the Pledge and Security Agreement.
          “Alt-A Mortgage Loan” a Mortgage Loan which (i) is a Mortgage Loan in which the mortgagor has a FICO score in excess of 620, (ii) is a Mortgage Loan not documented on loan documents prescribed by FNMA/FHLMC documents, or is not a fully documented Mortgage Loan on the documents of an Approved Investor, (iii) has an original principal balance of less than or equal to $800,000, and (iv) is subject to an Approved Investor Commitment.

          “Appraised Value”: with respect to an interest in real estate, the then current fair market value thereof as of a recent date satisfactory to the Agent, as determined by the FHA or the VA, if applicable, or, if there is no such determination, then as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.
          “Approved Investor Commitment”: means a Loan Specific Take-Out Commitment from an Approved Investor or Hedge.
          “Collateral Identification Letter”: as defined in the Pledge and Security Agreement.
          “Conforming Mortgage Loan” means a first or second priority Mortgage Loan which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA, FHLMC or GNMA, and (ii) if said Mortgage Loan is a first priority Mortgage Loan and has a loan-to-value ratio which is greater than eighty percent (80%), said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA/FHLMC and the Agent; provided that no such insurance shall be required for second lien Mortgage Loans, and (iii) if said Mortgage Loan is a second priority Mortgage Loan, (A) said Mortgage Loan was made contemporaneously with a first priority Mortgage Loan to the same mortgagee and for the same real estate and improvements, and (B) said Mortgage Loan, together with said first lien Mortgage Loan has a combined loan-to-value ratio which is not greater than one hundred percent (100%).
          “Eligible Pledged Mortgage Loan”: a Pledged Mortgage Loan: (a) the entire interest in which is owned by the Company, (b) which is an FHA Mortgage Loan, a VA Mortgage Loan, a Conforming Mortgage Loan, a Jumbo Mortgage Loan, a Super Jumbo Mortgage Loan, a Forty Year Amortizing Mortgage Loan, an Alt-A Mortgage Loan, a Non-Conforming Mortgage Loan or a Second Mortgage Loan covering a completed residential property, (c) which is subject to an Approved Investor Commitment or is an Uncovered Mortgage Loan, (d) the Origination Date of which (in the case of a Pledged Mortgage Loan originated by the Company) is not more than 90 days prior to the date on which such Pledged Mortgage Loan becomes part of the Collateral, and (e) the Mortgage Note for which (in the case of a Pledged Mortgage Loan purchased by the Company) is dated not more than 90 days prior to the date on which such Pledged Mortgage Loan becomes part of the Collateral.
          “Fair Market Value”: at any date with respect to any Eligible Pledged Mortgage Loan, the FNMA market price for thirty (30) day mandatory future delivery of such Eligible Pledged Mortgage Loan quoted by Telerate or, if not so quoted, the bid price quoted in writing to the Agent as of the computation date by two nationally recognized dealers selected by the Agent who at the time are making a market in similar Mortgage Loans multiplied, in any case, by the outstanding principal balance thereof.
          “FHA Mortgage Loan”: a Mortgage Loan secured by a First Mortgage which is insured, or is eligible to be insured by, and is covered by a binding commitment of, the

FHA pursuant to the provisions of the National Housing Act, as amended.
          “FICO”: means FICO®, a registered trademark of Fair Isaacs and Company.
          “First Mortgage”: a Mortgage which is subject to no prior or superior mortgage, deed of trust or other security deed in the land and interests in real property covered by such Mortgage.
          “Forty Year Amortizing Mortgage Loan”: a Mortgage Loan secured by a First Mortgage on improved real estate which (a) has an assumed forty year amortization period; (b) would be a Conforming Mortgage Loan but for the assumed forty year amortization period of such loan; and (c) has been underwritten in accordance with the guidelines of an Approved Investor.
          “Good Funds Agreement”: as defined in the Pledge and Security Agreement.
          “Hedge” means, with respect to Conforming Mortgage Loans, Alt-A Mortgage Loans and Non-Conforming Mortgage Loans for which the Borrower does not have Loan Specific Take-Out Commitments, a current, valid, binding, enforceable, written commitment, including, without limitation, forward sales (and purchases) of mortgage-backed securities, forward sales of bulk whole loan commitments be they best efforts or mandatory in nature and/or exchange traded futures or options contracts, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected security interest has been granted to the Agent for the benefit of the Banks.
          “Jumbo Mortgage Loan”: a Mortgage Loan secured by a First Mortgage on improved real estate which (a) is in an amount in excess of the amount eligible for purchase by FHLMC and FNMA but does not exceed $1,000,000 and (b) has been underwritten in accordance with the guidelines of an Approved Investor.
          “Loan Specific Take-Out Commitment” means, with respect to Mortgage Loans that are included in the Eligible Pledged Mortgage Collateral, a current, valid, binding, enforceable, written commitment, issued by an Approved Investor, to purchase loans with characteristics of such Mortgage Loans from the originator from time to time at a specified price (or a specified spread to an agreed-upon index) and in amounts, and upon terms, satisfactory to the Agent, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, in which a perfected and first-priority security interest has been granted by the Borrower to the Agent.
          “Loan-to-Value Ratio”: with respect to a Mortgage Loan secured by a Mortgage on improved real estate, the ratio (expressed as a percentage) which (a) the sum of the original principal amount of such Mortgage Loan plus the original principal amount of the Mortgage Loan secured by any prior Mortgage on such real estate, if any, bears to (b) the Appraised Value of such real estate.

          “Non-Conforming Mortgage Loan” means a Mortgage Loan that (i) is a First Mortgage, (ii) does not fully conform to the underwriting criteria for sale to FNMA or FHLMC with respect to credit quality, (iii) meets the general underwriting guidelines for subprime mortgages established by Countrywide Financial, New Century or such other Approved Investor identified at the time of approval as including subprime product offerings from time to time the current version of which is on file with the Agent, and (iv) does not have a loan-to-value ratio which is greater than one hundred percent (100%).
          “Origination Date”: with respect to a Mortgage Loan, the earlier of the date of the Mortgage securing such Mortgage Loan or the date of the Mortgage Note evidencing such Mortgage Loan.
          “Origination Price”: with respect to a Mortgage Loan originated by the Company, the unpaid principal amount of such Mortgage Loan less all discounts collected by the Company in connection with said Mortgage Loan.
          “Pledged Mortgage Loan”: as defined in the Pledge and Security Agreement.
          “Second Mortgage”: a Mortgage which is subject to one prior or superior Mortgage.
          “Second Mortgage Loan”: a Mortgage Loan secured by a Second Mortgage on improved real estate which is in an amount not in excess of one hundred-percent (100%) of the Appraised Value of such real estate minus the amount secured by the prior or superior Mortgage thereon.
          “Specific Covered Loan” means a Mortgage Loan that matches all requirements for purchase under the requirements of a Loan-Specific Takeout Commitment.
          “Super Jumbo Mortgage Loan”: a Mortgage Loan secured by a First Mortgage on improved real estate which (a) is in an amount in excess of the amount eligible for purchase by FHLMC and FNMA, (b) which is in an amount exceeding $1,000,000 but not exceeding $2,000,000, (c) has been underwritten in accordance with the guidelines of an Approved Investor and (d) has been approved in advance by the Agent for collateral purposes in its sole discretion.
          “Uncovered Mortgage Loan” means a Mortgage Loan that is not subject to a Hedge or is not a Specific Covered Loan, but that would be an Eligible Mortgage Loan if it were subject to a Hedge or if it were a Specific Covered Loan.
          “VA Mortgage Loan”: a Mortgage Loan secured by a First Mortgage which is guaranteed, or is eligible to be guaranteed by, and is covered by a binding commitment to guarantee of, the VA pursuant to the provisions of the Servicemen’s Readjustment Act of 1944, as amended.
          “Wet Funded Loan”: a Pledged Mortgage Loan which has been closed and funded under either (a) Good Funds Agreement and an Agreement to Pledge pursuant to Section 4.01 of the Pledge and Security Agreement or (b) an Agreement to Pledge

pursuant to Section 4.02 of the Pledge and Security Agreement, and, in either case, for which the applicable Mortgage Note and other instruments and documents required to be delivered to the Collateral Agent under paragraph 2 of the applicable Collateral Identification Letter have not been received by the Collateral Agent.

EXHIBIT C
to Fourth Amended and
Restated Credit Agreement
FOURTH AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
          THIS AGREEMENT, dated as of September 5, 2006, by and among HOMEAMERICAN MORTGAGE CORPORATION (the “Pledgor”), a Colorado corporation, U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks (hereinafter defined), as administrative agent for the Banks (in such capacity, the “Agent”) (the Banks, the Collateral Agent (as defined herein) and the Agent’ being also hereinafter referred to collectively as the “Pledgees”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Banks and the Agent (in such capacity, the “Collateral Agent”).
          WITNESSETH, That:
          WHEREAS, the Pledgor, the financial institutions which are from time to time parties to the Credit Agreement (hereinafter defined) (each individually a “Bank” and collectively the “Banks”) have heretofore entered into a Third Amended and Restated Warehousing Credit Agreement dated as of October 23, 2003, as amended from time to time (as so amended the “Existing Credit Agreement”); and
          WHEREAS, the Pledgor’s obligations under the Existing Credit Agreement are secured by a security interest in certain collateral granted pursuant to the Third Amended and Restated Pledge and Security Agreement dated as of October 23, 2003, (as amended, the “Existing Pledge and Security Agreement”) among the Pledgor and the Pledgees; and
          WHEREAS, the Pledgor and the Banks have agreed to permanently amend and restate the Existing Credit Agreement in its entirety in the form of a Fourth Amended and Restated Credit Agreement dated as of even date herewith (hereinafter, as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and
          WHEREAS, by terms of the Credit Agreement it is a condition to the obligations of the Banks to extend credit thereunder that the Pledgor and the Collateral Agent execute and deliver this Fourth Amended and Restated Pledge and Security Agreement, which constitutes an amendment and restatement of the Existing Pledge and Security Agreement;
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and in order to induce the Pledgees to become parties to, and to extend credit under, the Credit Agreement, the parties hereto agree that the Existing Pledge and Security Agreement shall be amended and restated in its entirety to read as follows:
          Section 1. DEFINITIONS.
          Each capitalized term used herein which is not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, including Exhibit A thereto. In addition, the following terms shall have the following respective meanings:

          “Agreement to Pledge”: an agreement to pledge substantially in the form of Attachment 1 hereto.
          “Bailee Letter”: a letter substantially in the form of Attachment 5 hereto.
          “Closing Agent”: with respect to any Mortgage Loan, the title company or other Person performing the functions of a title company in connection with the closing of such Mortgage Loan.
          “Collateral”: as defined in Section 2 hereof.
          “Collateral Identification Letter”: a letter substantially in the form of Attachment 2 hereto.
          “Collections”: as defined in Section 2 hereof.
          “Electronic Tracking Agreement” means that certain Electronic Tracking Agreement between the Pledgor, the Collateral Agent, the Agent, MERS, and MERSCORP dated as of October 23, 2003, as the same may be amended from time to time.
          “FHLMC Security”: a Mortgage-backed Security guaranteed by FHLMC.
          “FIRREA Qualifying Appraisal”: with respect to any Pledged Mortgage Loan, an appraisal of the real estate securing such Pledged Mortgaged Loan which meets the requirements of the applicable appraisal regulations under Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, including without limitation, the appraisal regulations applicable to mortgage warehousing loans.
          “FNMA Security”: a Mortgage-backed Security guaranteed by FNMA.
          “GNMA Security”: a Mortgage-backed Security guaranteed by GNMA.
          “Good Funds Agreement”: an agreement substantially in the form of Attachment 7 hereto which is entered into on or after the Signing Date.
          “Good Funds Wire Account”: account number 104756215323 of the Pledgor with the Collateral Agent.
          “MERS”: Mortgage Electronic Registration Systems, Inc.
          “MERS Agreements”: The Electronic Tracking Agreement and any other agreement, document or instrument setting forth the terms of or otherwise affecting the MERS System and the Pledgor’s membership in MERSCORP.
          “MERSCORP”: MERSCORP, Inc.
          “MERS System”: shall mean MERSCORP’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual in the form attached to the

Electronic Tracking Agreement, as amended from time to time.
          “Loan Detail Listing”: a loan detail listing substantially in the form of Attachment 3 hereto.
          “Obligor”: a person or other entity who now or hereafter is or becomes liable to the Pledgor with respect to any of the Collateral.
          “Pledged Mortgage Loans”: Mortgage Loans deemed to have been delivered to the Collateral Agent as provided in Sections 4.01, 4.02 and 4.03 hereof.
          “Pledgees”: collectively, the Banks, the Agent and the Collateral Agent acting for the benefit of the Banks, the Agent and the Collateral Agent.
          “Related Mortgage-backed Security”: a Mortgage-backed Security that represents an interest in, or is secured by, any Mortgage Loans that were Pledged Mortgage Loans at the time of the formation of the related pool.
          “Secured Obligations”: all obligations, liabilities or indebtedness of the Pledgor to the Pledgees, due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or hereafter at any time created, arising or incurred under this Pledge and Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents, any renewal or extension of any such obligations, liabilities and indebtedness, and all costs of collecting such obligations, liabilities and indebtedness, including reasonable attorneys’ fees of the Collateral Agent and the Pledgees in the collection thereof and the enforcement of any Collateral therefor.
          “Transmittal Letter”: a transmittal letter substantially in the form of Attachment 6 hereto.
          “Trust Receipt”: a trust receipt substantially in the form of Attachment 4 hereto.
        Section 2. PLEDGE.
          As collateral security for the due and punctual payment of the Secured Obligations, the Pledgor does hereby pledge, hypothecate, assign, transfer and convey to the Pledgees, their respective successors and assigns and grants to the Pledgees, their respective successors and assigns, a security interest in and to the following described property (the “Collateral”):
          (a) all right, title and interest of the Pledgor in and to the Pledged Mortgage Loans and Related Mortgage-backed Securities and all promissory notes, participation agreements, participation certificates, or other instruments or agreements which evidence the Pledged Mortgage Loans;
          (b) all right, title and interest of the Pledgor in and to all notes, real estate mortgages, deeds of trust, security agreements, chattel mortgages, assignments of rent and other security instruments whether now or hereafter owned, acquired or held by the

Pledgor which secure (or constitute collateral for any note, instrument or agreement securing) any of the Pledged Mortgage Loans;
          (c) all right, title and interest of the Pledgor in and to all financing statements perfecting the security interest of any of the Pledged Mortgage Loans or property securing any Pledged Mortgage Loan;
          (d) all right, title and interest of the Pledgor in and to all guaranties and other instruments by which the persons or entities executing the same guarantee, among other things, the payment or performance of the Pledged Mortgage Loans;
          (e) all right, title and interest of the Pledgor in and to all title insurance policies, title insurance binders, commitments or reports insuring or relating to any Pledged Mortgage Loan or property securing any Pledged Mortgage Loan;
          (f) all right, title and interest of the Pledgor in and to all surveys, bonds, hazard and liability insurance policies, participation agreements and any other agreement, instrument or document pertaining to, affecting, obtained by the Pledgor in connection with, or arising out of, the Pledged Mortgage Loans;
          (g) all right, title and interest of the Pledgor in and to all Loan Specific Take-Out Commitments, Hedges and other agreements to purchase any Pledged Mortgage Loans or any Related Mortgage-backed Securities;
          (h) all right, title and interest of the Pledgor in and to all collections on, and proceeds of or from, any and all of the foregoing (hereinafter collectively called “Collections”);
          (i) all right, title and interest of the Pledgor in and to any other asset of the Pledgor which has been or hereafter at any time is delivered to the Collateral Agent, the Agent or the Pledgees hereunder;
          (j) all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of the Pledgor relating to the Pledged Mortgage Loans (including all information, data, programs, tapes, discs and cards necessary to administer and service such Pledged Mortgage Loans);
          (k) all balances, credits and deposits of the Pledgor contained in the Settlement Account; and
          (l) any and all balances, credits, deposits, accounts or moneys of, or in the name of, the Pledgor representing or evidencing the foregoing or any proceeds thereof, and any and all proceeds of any of the foregoing.

          Section 3. REPORTS CONCERNING EXISTING COLLATERAL AND HEREAFTER ACQUIRED COLLATERAL.
          From time to time hereafter as reasonably requested by the Collateral Agent, the Agent or any of the Pledgees, the Pledgor will promptly give a written report to the Collateral Agent, the Agent and the Pledgees describing and listing each document, instrument or other paper which evidences, secures, guarantees, insures or pertains to any item of the Collateral whether now or hereafter owned, acquired or held by the Pledgor that the Pledgor has not theretofore delivered to the Collateral Agent. Such written report shall contain sufficient information to enable the Collateral Agent, the Agent and the Pledgees to identify each such document, instrument or other paper. The Pledgor (a) upon the request of the Collateral Agent, the Agent or any of the Pledgees, shall promptly provide additional information concerning, or a more complete description of, each such document, instrument or other paper and (b) at the request of the Collateral Agent, the Agent or any of the Pledgees, shall promptly deliver the same to the Collateral Agent.
          Section 4. DELIVERY OF COLLATERAL DOCUMENTS.
          4.01 Confirmation/Authorization of Good Funds Agreements; Delivery of Mortgage Loans Under Good Funds Agreement.
          (a) The execution, delivery and performance by the Pledgor, the Agent and the Collateral Agent of Good Funds Agreements entered into by them with Closing Agents prior to the Signing Date is hereby confirmed, ratified and approved. On and after the Signing Date, the Collateral Agent, as Collateral Agent is authorized, for and on behalf of the Banks, to enter into, Good Funds Agreements with the Pledgor and Closing Agents in the form of Attachment 7 hereto. Parties hereto acknowledge and agree that the Collateral Agent, in entering into any Good Funds Agreement, is doing so in its capacity as Collateral Agent for and on behalf of the Banks and not in its individual capacity, notwithstanding any nominal designation of it as “Bank” and/or as “Warehouse Lender” in any Good Funds Agreement, and the obligations and liabilities incurred by the Collateral Agent under any such Good Funds Agreement, and any costs and expenses incurred by it thereunder, shall be part of the Secured Obligations hereunder, and subject to indemnification in accordance with Sections 7.09 and 8.03 of the Credit Agreement and Section 18 of this Agreement.
          (b) A Mortgage Loan closed and funded under a Good Funds Agreement shall be deemed to have been delivered under this Pledge and Security Agreement when there shall have been delivered to the Collateral Agent an Agreement to Pledge, duly executed by the Pledgor, with attached (i) Collateral Identification Letter, duly executed by the Pledgor, and (ii) a Loan Detail Listing identifying each Mortgage Loan which is subject to such Agreement to Pledge. The Pledgor shall comply, and shall cause the applicable Closing Agent (as defined in the applicable Good Funds Agreement) to comply, with their respective obligations under the Good Funds Agreement. The Pledgor shall also comply with its obligations under said Agreement to Pledge to deliver to the Collateral Agent the instruments and documents described in paragraph 2 of each Collateral Identification Letter within seven calendar days after the date on which the Advances are made for the purpose of funding such Mortgage Loan. The documents to be delivered pursuant to this Section 4.01 shall be transmitted to the Collateral Agent by telecopier no later than 11:00 a.m. (Denver time) on the Business Day on which the Advances are to be made for the purpose of funding such Mortgage Loan, and the originally executed copies of such documents shall be delivered by courier to the Collateral Agent on the following Business Day.
          4.02 Delivery of Mortgage Loans Under Agreement to Pledge.
          A Mortgage Loan closed and funded under an Agreement to Pledge (other than a Mortgage Loan closed and funded under a Good Funds Agreement) shall be deemed to have been delivered and pledged under this Pledge and Security Agreement when:
          (a) the Collateral Agent shall have received, with respect to such Mortgage Loan, an Agreement to Pledge, duly completed and executed by the Pledgor, together with an attached (i) Collateral Identification Letter, duly executed by the Pledgor and (ii) a Loan Detail Listing identifying each Mortgage Loan which is subject to such Agreement to Pledge; and,
          (b) either
          (i) a wire transfer of funds from the Good Funds Wire Account has been initiated for the purpose of funding the origination or purchase of such Mortgage Loan to the applicable Closing Agent;
          (ii) a draft drawn upon the Agent for the purpose of funding the origination or purchase of such Mortgage Loan has been received by the Bank and has cleared the Bank’s payment process; or
          (iii) a check or draft drawn upon the Agent for the purpose of funding the origination or purchase of such Mortgage Loan has been accepted by the Bank, or the Bank has otherwise assured payment thereof.
          The Pledgor shall also comply with its obligations under said Agreement to Pledge to deliver to the Collateral Agent the instruments and documents described in paragraph 2 of each Collateral Identification Letter within seven calendar days after the date on which the Advances are made for the purpose of funding such Mortgage Loan. The documents to be delivered pursuant to this Section 4.02 shall be transmitted to the Collateral Agent by telecopier no later than 11:00 a.m. (Denver time) on the Business Day on which the Advances are to be made for the purpose of funding such Mortgage Loan, and the originally executed copies of such documents shall be delivered by courier to the Collateral Agent on the following Business Day.
          4.03 Delivery of Other Mortgage Loans.
          A Mortgage Loan (other than a Mortgage Loan closed and funded as described in Sections 4.01 and 4.02 hereof) shall be deemed to have been delivered under this Pledge and Security Agreement when the following described instruments and documents shall have been delivered to the Collateral Agent in accordance with the provisions of this Section 4.03:

          (a) The original Mortgage Note evidencing such Mortgage Loan, duly endorsed in blank as follows:
          “Pay to the order of                                         , without recourse HOMEAMERICAN MORTGAGE CORPORATION, By                                         , Title
          (b) a copy of the Mortgage securing such Mortgage Loan, certified by the Closing Agent or Pledgor to be a true and exact copy of the original Mortgage as submitted for recording;
          (c) a duly executed appropriate assignment of said Mortgage (other than any Mortgage (i) which is registered on the MERS System under the Electronic Tracking Agreement and (ii) for which the Agent or the Collateral Agent has not withdrawn or re-registered such Mortgage on the MERS System as set forth in the Electronic Tracking Agreement) in blank and in recordable form;
          (d) if there are any intervening assignments of said Mortgage, a copy of each such assignment, certified by the Closing Agent or the Pledgor to be a true and exact copy of the original thereof as submitted for recording;
          (e) if any of the foregoing documents was executed on behalf of a party thereto by another Person under a power of attorney, a copy of the original executed copy of such power of attorney, certified by the Closing Agent to be a true and exact copy of the original copy thereof; and
          (f) a Transmittal Letter listing all documents being delivered to the Collateral Agent.
The instruments and documents to be delivered under this Section 4.03 shall be delivered no later than 2:00 p.m. (Denver time) on the Business Day preceding the Business Day on which the Loans are to be made for the purpose of funding such Mortgage Loan.
          4.04 Delivery of Additional Mortgage Loan Documents Upon Request. Within seven calendar days after receiving a written request from the Collateral Agent to deliver the same, the Pledgor shall deliver to the Collateral Agent the following with respect to each Mortgage Loan:
          (a) Original guaranties, assignments of rents and other instruments and documents relating to security for and payment of such Mortgage Loan, together with duly executed assignments thereof;
          (b) A mortgagee’s title insurance policy (or commitment therefor) in the form of an American Land Title Association standard policy (revised coverage, most recent form) from a substantial and reputable title insurance company acceptable to FNMA and FHLMC in favor of the Pledgor insuring the lien of the mortgage securing such Mortgage Loan (subject only to such liens and encumbrances as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers) or, if such a mortgagee’s title policy (or commitment therefor) is generally not available in the state in which the real property subject to such mortgage is located, an opinion of an attorney reasonably acceptable to the Collateral Agent to the effect that the Mortgage securing such Mortgage Loan is a valid first lien free and clear of all other liens, encumbrances and restrictions except such as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers;
          (c) Evidence satisfactory to the Collateral Agent that the premises covered by the Mortgage securing such Mortgage Loan is insured against fire and perils of extended coverage for an amount at least equal to the lesser of the full insurable value of such premises and the Collateral Value of such Mortgage Loan;
          (d) With respect to each Mortgage Loan, copies of the applicable Loan Specific Take-Out Commitment or Hedge and all documents and instruments called for thereunder, together with a certificate signed by an officer of the Pledgor that, as of the date of delivery thereof, such Mortgage Loan and all documentation therefor satisfies all requirements and conditions of the applicable Loan Specific Take-Out Commitment or Hedge;
          (e) With respect to each Mortgage Loan secured by a Mortgage which is insured by the FHA or guaranteed by the VA, a certificate signed by an officer of the Pledgor that, as of the date of delivery thereof, the Pledgor either has possession of the applicable FHA insurance certificate or VA guarantee covering such Mortgage Loan, or has complied with all requirements and conditions for obtaining possession of such applicable FHA insurance certificate or VA guarantee;
          (f) Originals, or photocopies, as the Collateral Agent may request, of surveys (or plat maps, if surveys are not available) and all other instruments, documents and other papers pertaining to each such Mortgage Loan;
          (g) The original of each Mortgage referred to in Section 4.03(b) hereof, together with satisfactory evidence of its recordation, or, if the original recorded Mortgage has not been returned to the Pledgor by the applicable recording officer, a copy of the original recorded Mortgage certified as a true and exact copy thereof by the applicable recording officer; and
          (h) Evidence satisfactory to the Collateral Agent that the Pledgor has obtained and maintains in its files, as agent for the Collateral Agent, the Agent and the Banks, a FIRREA Qualifying Appraisal with respect to such Pledged Mortgage Loan, which evidence may include but is not limited to, a copy of such FIRREA Qualifying Appraisal, certified by the Pledgor to be a true and exact copy of the original thereof as maintained in the Pledgor’s files.
          4.05 Form of Assignments. All assignments executed and delivered by the Pledgor pursuant to this Section 4 shall be in form satisfactory for recording in the real estate records of the applicable jurisdiction and in form and substance acceptable to and approved by the Collateral Agent.

          4.06 Effect of Transmittal Letters. Any Transmittal Letter delivered to the Collateral Agent hereunder, together with the documents accompanying any such Transmittal Letter, shall conclusively be presumed to have been delivered to the Collateral Agent on behalf of the Pledgor notwithstanding that any such Transmittal Letter shall not be signed or submitted by a person who has been authorized in writing to do so by the Pledgor through its Board of Directors or otherwise.
          4.07 Endorsement and Delivery of Checks, Etc. The Pledgor will from time to time whenever an Event of Default exists, upon the request of the Collateral Agent or the Agent, endorse and deliver to the Collateral Agent any draft, check, note or other writing which evidences a right to the payment of money which constitutes Collateral.
          4.08 Relationship of Collateral Agent and Agent. The Collateral Agent and the Agent agree that any and all Collateral delivered to either of them from time to time hereunder shall be held by them as agent and bailee for the Pledgees.
          Section 5. REPRESENTATIONS AND WARRANTIES.
          The Pledgor hereby represents and warrants that: (a) all of the representations and warranties set forth in the Credit Agreement are true and correct; (b) the Pledgor is, or, upon the making of the Advances to fund the acquisition or origination of a Pledged Mortgage Loan, will be, the legal and equitable owner of the Collateral and its interests therein are, or, upon the making of the Advances to fund the acquisition or origination of a Pledged Mortgage Loan, will be, free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than as created hereunder or under Loan Specific Take-Out Commitments or Hedges or other agreements to purchase any Pledged Mortgage Loans or any Related Mortgage- backed Securities); (c) no financing statement or other evidence of lien covering any of the Collateral is, or, upon the making of the Advances to fund the acquisition or origination of a Pledged Mortgage Loan, will be, on file in any public office other than financing statements filed with respect to the Pledgor as debtor and the Pledgees as secured parties; (d) subject only to any restrictions imposed by the relevant Loan Specific Take-Out Commitment, Hedge or other agreement to purchase any Pledged Mortgage Loans or any Related Mortgage-backed Securities for the benefit of the party or parties thereto other than the Pledgor (to the extent, if any, that the same are valid and enforceable under the Uniform Commercial Code and other laws), the Pledgor has all necessary right, power and lawful authority to pledge, assign and deliver the Collateral in the manner hereby done or contemplated; (e) subject only to any restrictions described in (d) above, no consent or approval of any governmental body, regulatory authority, person, trust, or entity is, or, upon the making of the Advances to fund the acquisition or origination of a Pledged Mortgage Loan, will be, (i) necessary to the validity of the rights created hereunder or (ii) required prior to the assignment, transfer and delivery of any of the Collateral to the Collateral Agent; (f) subject only to any restrictions described in (d) above, to the Pledgor’s knowledge, no material dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (g) this Pledge and Security Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor and the Collateral in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, reorganization, arrangement, insolvency or other similar laws affecting creditors’ rights generally); (h) in making and closing each Pledged Mortgage Loan, the Pledgor has or will have fully complied with, and all collateral documents delivered with respect to such Pledged Mortgage Loan comply or will comply with, all applicable federal, state and local laws, regulations and rules, including, but not limited to, (i) usury laws, (ii) the Real Estate Settlement Procedures Act of 1974, (iii) the Equal Credit Opportunity Act, (iv) the Federal Truth in Lending Act, (v) Regulation Z of the Board of Governors of the Federal Reserve System and (vi) all other consumer protection and truth-in-lending laws which may apply, and in each case with the regulations promulgated in connection therewith, as the same may be amended from time to time (and the Pledgor hereby covenants that it will maintain sufficient documentary evidence in its files with respect to such Pledged Mortgage Loans to substantiate such compliance); (i) immediately upon (i) the execution and delivery of the Credit Agreement, the Notes and the other Loan Documents, (ii) the acquisition by the Pledgor of rights in the Pledged Mortgage Loans and (iii) the delivery of the applicable Agreement to Pledge, in the case of Mortgage Loans closed and funded as described in Section 4.01 or Section 4.02 hereof, and, in the case of Mortgage Loans closed and funded under Section 4.03 hereof, the delivery of the Mortgage Notes evidencing such Pledged Mortgage Loans to the Collateral Agent as contemplated in Section 4.03, the Pledgees shall have a valid, first priority security interest and lien in the Pledged Mortgage Loans; and (j) immediately upon (i) the execution and delivery of the Credit Agreement, the Notes and the other Loan Documents, (ii) the acquisition by the Pledgor of rights in the Collateral and (iii) the filing of a financing statement in the office of the Colorado Secretary of State, the Pledgees shall have a valid and first priority security interest and lien in all other Collateral. The Pledgor further represents and warrants that the Pledgor has obtained or will obtain prior to the delivery of any Mortgage Loan to the Collateral Agent in accordance with Section 4.01, 4.02 or 4.03 hereof, and will maintain in its files as agent for the Collateral Agent, the Agent and the Banks, a FIRREA Qualifying Appraisal with respect to such Mortgage Loan.
          Section 6. POSSESSION OF COLLATERAL; STANDARD OF CARE.
          The Collateral Agent shall exercise reasonable care in the custody and preservation of the Collateral and shall keep the Collateral separate from similar collateral furnished by third parties. As between the Pledgor and the Collateral Agent, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Pledgor requests in writing, but failure of the Collateral Agent to comply with any such request shall not itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral not so requested by Pledgor shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. The Collateral Agent shall also be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Collateral Agent accords to its own property of like kind.
          Section 7. COLLECTIONS ON COLLATERAL BY THE PLEDGOR; ACCOUNTING.
          Until the Agent gives notice to the Pledgor pursuant to the penultimate sentence of this Section 7 or exercises the Agent’s rights under Sections 8 or 13, the Pledgor shall be entitled to receive all Collections and use the same in the normal course of business. Upon notice from the Agent to the Pledgor given after the occurrence and during the continuation of an Event of Default or an Unmatured Event of Default, the Pledgor shall furnish to the Pledgees not later than the tenth Business Day after the end of each month a report on all Collections received during the preceding month and provide the same accounting therefor as the Pledgor customarily furnishes the permanent investors therein, including with respect to Collections on each Pledged Mortgage Loan: (a) the name of the borrower, (b) Pledgor’s loan number for the Pledged Mortgage Loan, (c) current principal balance of the Pledged Mortgage Loan, (d) current escrow balance with respect to the Pledged Mortgage Loan, (e) number and amount of past due payments on the Pledged Mortgage Loan and (f) the amount of the collections received during such month with respect to the Pledged Mortgage Loan, itemized to show (i) principal portion, (ii) interest portion and (iii) portion thereof representing amounts paid in escrow for real estate taxes and insurance.
          Upon notice from the Agent, at the direction of the Required Banks, to the Pledgor given after the occurrence and during the continuation of an Event of Default or of an Unmatured Event of Default, the Pledgor shall hold all Collections representing principal payments and prepayments and escrows for real estate taxes and insurance in trust for the Pledgees and shall promptly remit the same to the Agent or such other person as may be designated by the Required Banks. All amounts representing the principal payments and prepayments delivered to the Agent pursuant to the preceding sentence shall be deposited in the Settlement Account and all amounts representing real estate taxes and insurance escrows delivered to the Agent pursuant to the preceding sentence shall be deposited in an escrow account with any bank satisfactory to the Pledgor and the Required Banks.
          Section 8. COLLECTIONS ON COLLATERAL BY THE AGENT.
          Upon the occurrence and during the continuation of an Event of Default or an Unmatured Event of Default, the Collateral Agent at the direction of the Required Banks, shall be entitled, but not obligated, at any time and from time to time, to notify and direct any or all Obligors with respect to any of the Collateral thereafter to make all payments on such Collateral directly to the Agent or such other person or entity designated by the Required Banks, regardless of whether the Pledgor was previously making collections thereon. The Agent shall promptly account to the Pledgor for all such payments received by the Agent. Each Obligor making such payment to the Agent or such other person or entity designated by the Required Banks shall be fully protected in relying on the written statement of the Agent that the Pledgees then hold the security interests herein granted and assigned which entitled the Agent or such other person or entity designated by the Required Banks to receive such payment, and the receipt of the Agent or such other person or entity designated by the Required Banks for such payment shall be full acquittance therefor to the Obligor making such payment.
          Section 9. DEFAULTED LOANS; COLLECTION AND FORECLOSURE PROCEEDINGS.
          If the Pledgor wishes to institute collection or foreclosure proceedings with respect to a Pledged Mortgage Loan, it shall substitute other Collateral so that it is entitled pursuant to the terms of the Credit Agreement to a release of such Pledged Mortgage Loan. If the Pledgor does not own sufficient other Collateral to obtain a release of such Pledged Mortgage Loan, then so long as an Event of Default or an Unmatured Event of Default has not occurred and is continuing, the Collateral Agent, upon written request of the Pledgor, will deliver, upon such terms and conditions as the Collateral Agent in its sole discretion may establish, to an attorney at law, as the agent of the Collateral Agent and the Pledgees, to the extent necessary for the purpose of enabling said attorney to institute, in the name of the Pledgor, the Collateral Agent, the Agent or the Pledgees, or in their names or in the names of their nominees, as the Required Banks may determine, collection and/or foreclosure proceedings on any Pledged Mortgage Loan in default the following: (a) the promissory note or other instrument evidencing any such Pledged Mortgage Loan in default and (b) the mortgage or deed of trust, if any, that secures such promissory note, or other Collateral needed by said attorney in connection with such collection and/or foreclosure proceedings in such manner and in such form as the Collateral Agent deems necessary or desirable to preserve the Pledgees’ security interests in such Collateral, provided such Collateral and all proceeds of any such collection and/or foreclosure efforts shall remain subject to this Pledge and Security Agreement and the security interests granted herein and all such proceeds shall be delivered to the Agent as and when and in the form received to the extent required by the terms of the Credit Agreement. The Pledgor hereby covenants and agrees that, without first obtaining the prior written consent of the Agent, it will not request or accept any discount on, or any conveyance, endorsement, transfer or assignment of any right, title or interest in and to any of the real, personal or mixed properties sold, pledged, mortgaged, hypothecated, assigned, transferred, set over or conveyed to the Pledgees as security for, any of the promissory notes or other instruments or agreements which evidence Pledged Mortgage Loans in lieu of foreclosure proceedings if, after giving effect to any such proposed transaction, the Borrowing Base would be less than the Aggregate Outstandings. At such time as such delivery of the Collateral is no longer required in connection with said collection and/or foreclosure efforts, the same shall be reassigned and redelivered to the Collateral Agent.
          Section 10. SALES AND RELEASES OF COLLATERAL.
          10.01 Redelivery of Collateral for Correction. If no Event of Default or Unmatured Event of Default exists, the Collateral Agent may redeliver to the Pledgor, for correction, any instrument or document which constitutes or relates to any of the Collateral; provided, that any such redelivery shall be made against a Trust Receipt duly completed and executed by the Pledgor requiring, within 20 days after the redelivery thereof to the Pledgor, the return to the Collateral Agent of each such instrument and document. The Pledgor shall deliver to the Collateral Agent each such instrument and document as soon as it has completed the correction thereof and, in any event, within 20 days after its receipt thereof.
          10.02 Delivery for Sale of Pledged Mortgage Loans. If no Event of Default or Unmatured Event of Default exists, the Pledgor may direct the Collateral Agent to, and the Collateral Agent will, transmit on behalf of the Pledgor Pledged Mortgage Loans, accompanied by a duly completed and executed Bailee Letter, to an Approved Investor who Pledgor has represented has issued a Loan Specific Take-Out Commitment or Hedge or to a document custodian for such documents. All sale proceeds transferred to the Agent pursuant to such Bailee Letter and all Mortgage Notes and other documents returned to the Collateral Agent pursuant to such Bailee Letter shall remain a part of the Collateral unless and until released pursuant to Section 10.04 of this Agreement. All Pledged Mortgage Loans which are so transmitted or otherwise delivered but not paid for shall constitute Collateral and shall, subject to the conditions and limitations contained in Exhibit A to the Credit Agreement, be included in determining the Borrowing Base. The proceeds received by the Agent from the sale of any Pledged Mortgage

Loans pursuant to this Section 10.02 shall be deposited by the Collateral Agent in the Settlement Account and shall be promptly applied to the payment of principal of the obligations as provided in the Credit Agreement, provided, however, if an Event of Default has occurred and is continuing, such proceeds shall be applied in accordance with Section 17 hereof.
          10.03 Formation of Pools.
          (a) With respect to each Pledged Mortgage Loan which is intended for inclusion in a pool of Mortgage Loans backing GNMA Securities, the Pledgor shall enter into and conform with such custody and related agreements and procedures as are reasonably required by the Collateral Agent, with the approval of the Agent, to permit the creation, transmittal to, maintenance and sale of GNMA Securities in both certificated and uncertificated book-entry form. The Collateral Agent may enter into such agreements as may be necessary or appropriate in the sole discretion of the Collateral Agent, with the approval of the Agent, in order to effectuate the issuance, maintenance and transfer of such GNMA Securities under any such book-entry system or program.
          (b) With respect to each Pledged Mortgage Loan which is intended for inclusion in a FNMA or FHLMC Mortgage Loan pool to back book-entry FNMA Securities or FHLMC Securities, the Pledgor agrees that it will enter into and conform to such agreements and procedures as are established by the Collateral Agent in its reasonable judgment, with the approval of the Agent, from time to time for the delivery of Pledged Mortgage Loans to a FHLMC or FNMA pool custodian (or directly to FHLMC or FNMA, as the case may be) and the issuance, maintenance and transfer of FHLMC Securities or FNMA Securities under such book-entry system or program. The Collateral Agent may enter into such agreements as may be necessary or appropriate in the reasonable judgment of the Collateral Agent, with the approval of the Agent, in order to effectuate the issuance, maintenance and transfer of such FNMA Securities or FHLMC Securities under such book-entry system or program. The Pledgor further agrees that the initial certifications and the settlements in connection with FNMA, FHLMC and GNMA pools are to be performed by the Collateral Agent or its designated agent.
          (c) The Collateral Agent or its designated agent (which designated agent must be pre-approved by the Agent) will use its best efforts to complete documents in a timely manner and otherwise to cooperate with the Pledgor in the issuance of Mortgage-Backed Securities and the formation of pools of Mortgage Loans as contemplated by this Section 10.03, and will cause all Mortgage Loans delivered to a pool custodian to be accompanied by a Bailee Letter. The Collateral Agent and such designated agent shall be entitled to rely on the written instructions of the Pledgor and shall have no obligation to act in the absence of such written instructions or published guidelines.
          10.04 Release of Particular Collateral. (a) If no Event of Default or Unmatured Event of Default has occurred and is continuing, the Collateral Agent on behalf of the Pledgees shall, at the written request of the Pledgor, release their security interest in any item of Collateral specified by the Pledgor in such written request, provided that, after giving effect to such requested release, the Borrowing Base (including therein the Collateral Value of any Collateral given in substitution for the Collateral to be released) shall not be less than the aggregate principal amount under the Notes outstanding. If the Pledgor requests and is entitled to a release of a Pledged Mortgage Loan pursuant to the preceding sentence, the Collateral Agent shall promptly redeliver to the Pledgor the Mortgage Note evidencing such Pledged Mortgage Loan, with any previous endorsement or assignment, without recourse upon or representation or warranty by the Collateral Agent, the Agent or the Banks, of any part of the Collateral that secures such Mortgage Note.
          (b) Whether or not the Pledgor, by terms of this Section 10.04, is entitled to a release of the Pledgees’ security interest in the Collateral, the Collateral Agent on behalf of the Pledgees shall release such security interest in any Pledged Mortgage Loan to the extent necessary to permit the Pledgor to execute any full or partial release of any mortgage, deed of trust, security agreement, financing statement or other security instrument or deed which the Pledgor is contractually obligated to release upon payment thereof, provided the Pledgor promptly remits such payment directly to the Agent to the Settlement Account for application upon the unpaid obligations as provided in the Credit Agreement, unless an Event of Default has occurred and it continuing, in which case such payment shall be applied as provided in Section 17 hereof.
          (c) Upon the Agent’s receipt of the entire proceeds from the sale of a Pledged Mortgage Loan delivered to an Investor pursuant to Section 10.02 hereof, the security interest of the Pledgees in such Pledged Mortgage Loan and in the Mortgage Note and other documents related thereto shall terminate without further action by the Collateral Agent, provided that (i) the Pledgees’ security interest in the proceeds of such Pledged Mortgage Loan, Mortgage Note and other documents shall continue in full force and effect, and (ii) the Collateral Agent shall be authorized to execute any release required in order to obtain such proceeds.
          (d) Upon the receipt by the Agent of the entire proceeds from the sale of a Related Mortgage-Backed Security representing an interest in, or which is secured by, Pledged Mortgage Loans delivered pursuant to Section 10.03 hereof, the security interest of the Pledgees in such Pledged Mortgage Loans shall terminate without further action by the Pledgees, provided that (i) the Pledgees’ security interest in the proceeds of such Mortgage-Backed Security shall continue in full force and effect, and (ii) the Collateral Agent shall be authorized to execute any release required in order to obtain such proceeds.
          Section 11. FURTHER ASSURANCES.
          The Pledgor, upon the request of the Collateral Agent, the Agent or the Required Banks, will promptly correct any patent defect, error or omission which may be discovered in the contents of this Pledge and Security Agreement or in the execution hereof and will do such further acts and things, and execute, acknowledge, endorse and deliver such further instruments, agreements, schedules and certificates, including, but not limited to, notes, mortgages, deeds of trust, assignments, chattel mortgages, security agreements and financing statements covering the title to any real, personal or mixed property now owned or hereafter acquired by the Pledgor and now or hereafter constituting Collateral, schedules and certificates respecting all or any of the Collateral at the time subject to the security interest hereunder, the items or amounts received by the Pledgor in full or partial payment, or otherwise as proceeds of any of the Collateral and supplements to and amendments of this Pledge and Security Agreement, that the Collateral Agent, the Agent or the Required Banks may at any time and from time to time reasonably request in connection with the administration or enforcement of this Pledge and Security Agreement or related to the Collateral or any part thereof or in order to assure and confirm unto the Collateral Agent, the Agent and the Pledgees the rights, powers and remedies hereunder or to subject all of the real, personal or mixed properties now owned or hereafter acquired by the Pledgor and now or hereafter constituting Collateral to, or to confirm or clearly establish that all of said properties are subject to and encumbered by, a lien to secure the due and punctual payment of the Secured Obligations. Any such instrument, agreement, schedule or certificate shall be executed by a duly authorized officer of the Pledgor and shall be in such form and detail as the Collateral Agent, the Agent or the Required Banks may reasonably specify. Promptly upon the request of the Collateral Agent or the Agent, the Pledgor will mark, or permit the Collateral Agent to mark in a reasonable manner, the Pledgor’s books, records and accounts showing or dealing with the Collateral with a notation clearly setting forth that the Collateral has been assigned to the Pledgees, which notation shall be in form and substance satisfactory to the Collateral Agent.
          The Pledgor will do all acts and things, and will execute and file or record, and hereby authorizes the Collateral Agent to file and record, all instruments (including mortgages, pledges, assignments, security agreements, financing statements, amendments to financing statements, continuation statements, etc.) required, or reasonably requested by the Collateral Agent, the Agent or the Required Banks, to establish, perfect, maintain and continue the perfection and priority of the security interest of the Pledgees in the Collateral and will pay the costs and expenses of: all filings and recordings, including taxes thereon; all searches necessary, or reasonably deemed necessary by the Collateral Agent, the Agent or the Required Banks, to establish and determine the validity and the priority of such security interest of the Pledgees; and also to satisfy all other liens which in the reasonable opinion of the Collateral Agent, the Agent or the Required Banks might prejudice, imperil or otherwise affect the Collateral or the existence or priority of such security interest. A carbon, photographic or other reproduction of this Pledge and Security Agreement or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.
          Section 12. COVENANTS OF THE PLEDGOR.
          So long as this Pledge and Security Agreement shall remain in effect, the Pledgor will (a) defend the right, title and interest of the Pledgees in the Collateral against the claims and demands of all Persons; (b) not amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Collateral in a manner which would materially adversely affect the interests of the Pledgees; (c) not sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, or release any of the Collateral or any interest therein except in a manner whereby the Agent alone would be entitled to receive the proceeds therefrom; (d) notify the Collateral Agent, the Agent and the Pledgees monthly of any default of which the Pledgor has knowledge that continues beyond any applicable notice or grace period under any Pledged Mortgage Loan which has Collateral Value; and (e) maintain, or cause to be maintained, in its chief executive office or in the offices of a computer service bureau approved by the Agent for the processing of Mortgage Notes and Mortgage-Backed Securities, originals, or copies if the original has been delivered to the Collateral Agent, of its Mortgage Notes and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other records, information and data, relating to the Collateral and will give the Collateral Agent, the Agent and the Pledgees written notice of the place where such records, information and data will be maintained.
          So long as this Agreement shall remain in effect, the Pledgor will (a) be a “Member” (as defined in the MERS Agreements) of MERSCORP, (b) maintain the Electronic Tracking Agreement in full force and effect and timely perform all of its obligations thereunder, (c) provide the Agent and the Collateral Agent with copies of any new MERS Agreement or any amendment, supplement or other modification of any MERS Agreement (other than the Electronic Tracking Agreement), (d) not amend, terminate or revoke, or enter into any agreement that contradicts, the Electronic Tracking Agreement, (e) identify to the Agent and the Collateral Agent each Pledged Mortgage Loan that is registered in the MERS System, at the earlier of the time it is so registered or the time it is pledged or deemed pledged hereunder, as so registered, (f) at any time at the request of the Agent or the Collateral Agent, take such actions as may be necessary to register the pledge of any Pledged Mortgage Loan to the Agent and the Collateral Agent on the MERS System, (g) at the request of the Agent or the Collateral Agent, take such actions as may be requested by the Agent or the Collateral Agent to (i) transfer beneficial ownership of any Pledged Mortgage Loan to the Agent or the Collateral Agent on the MERS System, or (ii) de-register or re-register any Pledged Mortgage Loan on, or withdraw any Pledged Mortgage Loan from, the MERS System, (h) provide the Agent and the Collateral Agent with copies of any or all of the following reports with respect to the Pledged Mortgage Loans registered on the MERS System, at the request of the Agent: (v) Co-existing Security Interest Reports, (w) Release of Security Interest by Interim Funding Reports, (x) Paid in Full Verification Reports, (y) Interim Funding Rejects Reports, and (z) such other reports as the Agent or the Collateral Agent may request to verify the status of any Pledged Mortgage Loan on the MERS System, (i) notify the Agent of any withdrawal or deemed withdrawal of the Pledgor’s membership in the MERS System or any deregistration of any Pledged Mortgage Loan previously registered on the MERS System, and (j) not enter into any other Electronic Tracking Agreement or other similar arrangement with any lender or lender’s agent other than with the Agent and the Collateral Agent.
          Section 13. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
          Effective upon the occurrence and continuation of an Event of Default, the Pledgor hereby appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full power of substitution, to submit any Pledged Mortgage Loan or Related Mortgage-backed Security which constitutes Collateral and related documents to a purchaser under a Loan Specific Take-Out Commitment or Hedge and for the purpose of carrying out the provisions of this Pledge and Security Agreement and taking any action and executing in the name of the Pledgor without recourse to the Pledgor any instrument, including, but not limited to, the instruments described in Section 2 hereof, which the Collateral Agent may deem necessary or advisable to accomplish the purpose hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Pledgor representing any payment or reimbursement made under, or pursuant or with respect to, the Collateral or any part thereof and to give full discharge for the same. Whether or not an

Event of Default or an Unmatured Event of Default shall have occurred or be continuing, the Pledgor hereby authorizes the Collateral Agent in its discretion at any time and from time to time to (i) complete or cause to be completed any assignment of real estate mortgage or deed of trust which heretofore was, or hereafter at any time may be, executed and delivered by the Pledgor to the Collateral Agent so that such assignment describes a real estate mortgage or deed of trust which is security for any Pledged Mortgage Loan now or hereafter at any time constituting Collateral and (ii) complete or cause to be completed any other assignment or endorsement that was delivered in blank hereunder.
          Section 14. EVENTS OF DEFAULT: REMEDIES.
          If one or more Events of Default shall occur, then the Required Banks, in addition to any and all other rights and remedies which the Collateral Agent, the Agent, the Pledgees or the Required Banks may then have hereunder, under the Credit Agreement, under the Uniform Commercial Code of the State of Minnesota or of any other pertinent jurisdiction (the “Code”), or under any other instrument, or which the Collateral Agent, the Agent, the Pledgees or the Required Banks may have at law or in equity, or otherwise, may, at their option, direct the Agent or the Collateral Agent to (a) in the name of the Pledgor, or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (b) take any action which the Required Banks may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, endorse in the name of the Pledgor without recourse to the Pledgor any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; (c) enter upon the premises where any of the Collateral not in the possession of the Agent or the Collateral Agent is located and take possession thereof and remove the same, with or without judicial process; (d) reduce the claims of the Pledgees to judgment or foreclosure or otherwise enforce the security interests herein granted and assigned, in whole or in part, by any available judicial procedure; (e) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of the Agent or the Collateral Agent, on the premises of the Pledgor, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of Collateral shall not exhaust the power of sale granted hereby, but sales may be made from time to time, and at any time, until all the Collateral has been sold or until all Secured Obligations have been fully paid and performed), and at any such sale it shall not be necessary to exhibit any of the Collateral; (f) at its discretion, surrender any policies of insurance on the Collateral consisting of real or personal property owned by the Pledgor and receive the unearned premiums, and, in connection therewith, the Pledgor hereby appoints the Agent as the agent and attorney-in-fact for the Pledgor to collect such premiums; (g) at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that the Pledgees are entitled to do so under the Code or otherwise; and (h) exercise any and all other rights, remedies and privileges which the Collateral Agent, the Agent, the Pledgees or the Required Banks may have under this Pledge and Security Agreement, or any of the other promissory notes, assignments, mortgages, deeds of trust, chattel mortgages, security agreements, transfers of lien, and any other instruments, documents, and agreements executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement. The

Pledgor acknowledges and agrees that (x) a private sale of the Collateral pursuant to any Loan Specific Take-Out Commitment or Hedge shall be deemed to be a sale of the Collateral in a commercially reasonable manner and (y) the Collateral is intended to be sold and that none of the Collateral is a type or kind intended by the Pledgor to be held for investment or any purpose other than for sale.
          Section 15. WAIVERS.
          The Pledgor, for itself and all who may claim under the Pledgor, as far as the Pledgor now or hereafter lawfully may, also waives all right to have all or any portion of the Collateral marshalled upon any foreclosure hereof and agrees that any court having jurisdiction over this Pledge and Security Agreement may order the sale of all or any portion of the Collateral as a single block. Any sale of, or the grant of options to purchase (for the option period thereof or after exercise thereof), or any other realization upon, all or any portion of the Collateral under clause (e) of Section 14 shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor in and to the Collateral so sold, optioned or realized upon, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon or any part thereof, from, through and under the Pledgor. No delay on the part of the Collateral Agent, the Agent, the Pledgees or the Required Banks in exercising any power of sale, lien, option or other right hereunder and no notice or demand which may be given to or made upon the Pledgor with respect to any power of sale, lien, option or right hereunder shall constitute a waiver thereof, or limit or impair the right of the Collateral Agent, the Agent, the Pledgees or the Required Banks to take any action or to exercise any power of sale, lien, option or any other right under this Pledge and Security Agreement or the Credit Agreement, or otherwise, nor shall any single or partial exercise thereof, or the exercise of any power, lien, option or other right under this Pledge and Security Agreement or otherwise, all without notice or demand (except as otherwise provided by the terms of this Pledge and Security Agreement), prejudice their rights against the Pledgor in any respect. Each and every remedy given the Collateral Agent, the Agent, the Pledgees or the Required Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
          Section 16. NOTICES.
          Reasonable notification of the time and place of any public sale of any Collateral, or reasonable notification of the time after which any private sale or other intended disposition of any of the Collateral is to be made shall be sent to the Pledgor and to any other person entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Collateral Agent, at the direction of the Required Banks, may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than fifteen (15) calendar days prior to the taking of the action to which the notice relates is reasonable notification and that such notice is sufficient if it states only the number of Pledged Mortgage Loans to be sold and their aggregate outstanding principal balance, together with the time and place of sale. All notices and other communications provided for in the Pledge and Security Agreement shall be given to the parties at their respective addresses set forth on the signature pages to this Pledge and Security Agreement or, as to each such party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be given by one or more of the means specified in Section 8.02 of the Credit Agreement and, upon being so given, shall be deemed to have been given as of the earliest time specified in said Section 8.02 for the means so used.
          Section 17. APPLICATION OF PROCEEDS.
          Until all Secured Obligations owed to the Pledgees have been paid in full, any and all proceeds ever received by the Agent or the Collateral Agent from any sale or other disposition of the Collateral, or any part thereof, upon the occurrence of an Event of Default or the exercise of any other remedy pursuant to Section 8 hereof or by virtue of Section 14 hereof, shall be applied in accordance with following order of priority:
          First, to the payment of the out-of-pocket expenses of the Collateral Agent, the Agent and the Pledgees and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all costs and expenses incurred by the Collateral Agent, the Agent and the Pledgees in connection with the administration and enforcement of this Pledge and Security Agreement (including, without limitation, the sale or other disposition of the Collateral) and to the payment of all advances made by the Collateral Agent, the Agent and the Pledgees for the account of the Pledgor hereunder, to the extent that such costs and expense have not been reimbursed to the Collateral Agent, the Agent or the Pledgees, as the case may be;
          Second: to the payment in full of the remaining Secured Obligations; and
          Third: the balance (if any) of such proceeds shall be paid to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may direct, provided, that if such proceeds are not sufficient to satisfy the Secured Obligations in full, the Pledgor shall remain liable to the Pledgees for any deficiency.
          Section 18. INDEMNIFICATION AND COSTS AND EXPENSES.
          The Pledgor will (a) pay all reasonable out-of-pocket expenses, including, without limitation, any recording or filing fees, fees of title insurance companies in connection with records or filings, costs of mortgage insurance policies and endorsements thereof and mortgage registration taxes (or any similar fees or taxes), incurred by the Collateral Agent, the Agent and the Pledgees in connection with the enforcement and administration of this Pledge and Security Agreement (whether or not the transactions hereby contemplated shall be consummated) and the Credit Agreement, the enforcement of the rights of the Collateral Agent, the Agent and the Pledgees in connection with this Pledge and Security Agreement and the Credit Agreement and including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent, the Agent and the Pledgees; (b) pay, and hold the Collateral Agent, the Agent and the Pledgees harmless from and against, any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Collateral Agent, the Agent and the Pledgees harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (c) indemnify, pay and hold harmless the Collateral Agent, the Agent and the Pledgees from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind whatsoever (the “Indemnified Liabilities”) which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Pledge and Security Agreement or the Credit Agreement or any of the transactions contemplated hereby or thereby, unless the same are caused by the gross negligence or willful misconduct of the Collateral Agent, the Agent or the Pledgees, as the case may be. The undertakings of the Pledgor set forth in this Section 18 shall survive the payment in full of the Notes and the termination of this Pledge and Security Agreement and the Credit Agreement.
          Section 19. TERMINATION.
          This Pledge and Security Agreement shall terminate when all the Secured Obligations have been fully paid and performed, at which time the Collateral Agent shall reassign and redeliver, without recourse upon, or representation or warranty by, the Collateral Agent and at the expense of the Pledgor, to the Pledgor, or to such other person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise disposed of by the Agent, the Collateral Agent or the Pledgees, pursuant to the terms hereof or the Credit Agreement, and shall still be held by the Collateral Agent, together with appropriate instruments of reassignment and release.
          Section 20. NON-ASSUMPTION OF LIABILITY; NO FIDUCIARY RESPONSIBILITY.
          Nothing herein contained shall relieve the Pledgor from performing any covenant, agreement or obligation on the part of the Pledgor to be performed under or in respect of any of the Collateral or from any liability to any party or parties having an interest therein or impose any liability on the Collateral Agent, the Agent or the Pledgees for the acts or omissions of the Pledgor in connection with any of the Collateral. The Collateral Agent, the Agent and the Pledgees shall not assume or become liable for, nor shall it be deemed or construed to have assumed or become liable for, any obligation of the Pledgor with respect to any of the Collateral, or otherwise, by reason of the grant to the Pledgees of security interests in the Collateral. While the Collateral Agent shall use reasonable care in the custody and preservation of the Collateral as provided in Section 6 hereof, the Collateral Agent shall not have any fiduciary responsibility to the Pledgor with respect to the holding, maintenance or transmittal of the Collateral delivered hereunder.
          Section 21. CONCERNING THE COLLATERAL AGENT.
          21.01 Appointment and Authorization. Each Bank has under the Credit Agreement, appointed and authorized U.S. Bank National Association to act as Collateral Agent under this Pledge and Security Agreement and has authorized the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Pledge and Security Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Pledge and Security Agreement, neither the Collateral Agent, its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct;

provided, the Collateral Agent shall be fully protected in acting or refraining from acting or refraining from acting upon the instructions of the Required Banks; provided, further, that the Collateral Agent shall not be required to take any action which exposes it to personal liability or is contrary to any Loan Document or applicable law. The Collateral Agent shall act as agent for and on behalf of the Banks in performing its obligations as Collateral Agent hereunder and nothing herein contained shall be deemed to create a fiduciary relationship between the Collateral Agent and the Pledgor, between the Agent and the Pledgor or between any Bank and the Pledgor.
          21.02 Duties Of The Collateral Agent. The Collateral Agent shall have the following responsibilities with regard to the Collateral and the related Collateral Documents delivered to the Collateral Agent by the Pledgor under Section 4 hereof: The Collateral Agent shall deliver to the Pledgor and the Agent:
          (a) by 1:30 p.m. (Denver time) on each Business Day, a Borrowing Base report in a form reasonably acceptable to the Agent via facsimile, which report shall reflect the status and amount of the Eligible Mortgage Loans calculated as of 12:30 p.m. (Denver time) on the date of preparation of such report;
          (b) on the last Business Day of each calendar week, via overnight courier or electronic mail, (i) a report of the Pledged Mortgage Loans (noting any document exceptions) for the week ended (a “Basic Status Report”), (ii) a report of the Pledged Mortgage Loans shipped to Approved Investors for which the Collateral Agent has not received the full purchase price in cash (a “Shipped Not Paid Report”), and (iii) a report of the Pledged Mortgage Loans under Trust Receipt (a “Trust Release Report”), each such report to be in a form supplied by the Collateral Agent;
          (c) by 10:00 a.m. (Denver time) on each Business Day, via facsimile a report of the Eligible Mortgage Loans that will become ineligible for inclusion in the computation of the Collateral Value of the Borrowing Base on each such Business Day (an “Ineligible Collateral Report”) in a form reasonably acceptable to the Agent; and
          (d) from time to time, such other reports and information as the Agent may from time to time reasonably request. In preparing any such reports the Collateral Agent shall be entitled to rely, without independent investigation, on information supplied to the Collateral Agent by the Pledgor and the Agent.
          21.03 Possession Of Collateral; Standard Of Care. The Collateral Agent shall maintain the Collateral at its offices located at the address indicated on the signature page hereof. The Collateral Agent shall segregate the Collateral from all other mortgages, mortgage notes and other documents and instruments similar in nature to the Collateral in its possession and shall mark and hold the Collateral in its possession so as to reflect the ownership by the Pledgor and the security interest of the Pledgees therein. The Collateral Agent shall exercise reasonable care in the custody and preservation of the Collateral. As among the Collateral Agent and the Banks, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Pledgor or the Required Banks request in writing, but failure of the Collateral Agent to comply with any such request shall not itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral not so requested by Pledgor or the Required Banks shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. The Collateral Agent shall also be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Collateral Agent accords to its own property of like kind.
          21.04 Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Pledgor to the Collateral, as to the security afforded by this Pledge and Security Agreement or the related Security Documents or as to the validity, enforceability, legality or sufficiency of this Pledge and Security Agreement or the related Security Documents, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Pledgor as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any Collections thereon or Proceeds thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it and, notwithstanding the foregoing, the duty not to engage in wilful misconduct or gross negligence with respect to Collateral in its possession. Except as expressly set forth herein, the Collateral Agent shall not be required to ascertain or inquire as to the performance by the Pledgor of any of the covenants or agreements contained herein or in the related Security Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Pledge and Security Agreement or any related Security Document except for such person’s own gross negligence or wilful misconduct; provided, however, neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Required Banks hereunder. The Collateral Agent may execute any of the powers granted under this Pledge and Security Agreement or any of the related Security Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or wilful misconduct.
          21.05 Reliance by Collateral Agent; Indemnity Against Liabilities; etc.
          (a) Whenever in the performance of its duties under this Pledge and Security Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Pledgor or other person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.
          (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Pledge and Security Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.
          (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or wilful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Pledge and Security Agreement.
          (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default or Unmatured Event of Default unless and until the Collateral Agent shall have received a notice of such Event of Default or Unmatured Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Event of Default or Unmatured Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it so long as such notice is received from the Pledgor, the Agent or the Required Banks. The Collateral Agent may (but shall not be obligated to) take action hereunder on the basis of an Event of Default or Unmatured Event of Default of the type specified in Section 6.01(h) or Section 6.01(i) of the Credit Agreement whether or not the Collateral Agent has received any notice of such Event of Default.
          (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Pledge and Security Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Pledge and Security Agreement in the manner so requested unless it shall have been provided an indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.
          21.06 Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may resign at any time by giving 30 days written notice thereof to the Pledgor, the Agent and the Banks. Upon any such resignation, the Required Banks shall have the right to appoint a successor Collateral Agent, which successor Collateral Agent shall (unless an Event of Default has then occurred and is continuing) be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving notice of its resignation, then the retiring Collateral Agent may, on behalf of the Banks, appoint a Collateral Agent, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 or an affiliate of any such bank, and which shall be reasonably acceptable to the Pledgor (unless an Event of Default has occurred and is continuing). Any such resignation shall be effective upon the appointment of a successor Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents.
          (b) The Collateral Agent may be removed at any time, with or without cause, upon written notice from the Required Banks, and the Collateral Agent may be removed upon written notice from any Bank (a copy of which notice shall also be provided to the Agent and each other Bank) if the Collateral Agent is placed in receivership or conservatorship or ceases to be eligible to serve as a depository or document custodian on behalf of FNMA, FHLMC or GNMA. Upon any such removal, the Required Banks shall have the right to appoint a successor Collateral Agent.
          21.07 Indemnification by Pledgor. The Pledgor hereby indemnifies and holds harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Pledge and Security Agreement or any related Loan Document or any action taken or omitted by them under this Pledge and Security Agreement or any related Loan Document; provided, that the Pledgor shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.
          21.08 Expenses and Indemnification by the Banks. The Banks, by execution of the Credit Agreement, have agreed (a) to reimburse the Collateral Agent, on demand, for any expenses referred to in Section 18 hereof which shall not have been reimbursed by the Pledgor or paid from the proceeds of Collateral as provided herein and (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in Section 18 hereof, to the extent the same shall not have been reimbursed by the Pledgor or paid from the proceeds of Collateral as provided herein; provided, that the Banks shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.
          21.09 Collateral Agent Compensation. The Pledgor shall pay all fees and other amounts to be paid as compensation to the Collateral Agent as from time to time agreed upon by the Pledgor and the Collateral Agent; the initial schedule of compensation is as provided in the Agent’s Side Letter.

          21.10 Access To Collateral Agent’s Premises and Records. At all reasonable times and as often as the Agent or any Bank may reasonably request, the Collateral Agent shall permit the Agent or such Bank’s duly authorized representatives, attorneys or auditors, or their designees, to (a) have access to the Collateral and the books and records of the Collateral Agent relating to the Collateral, (b) make copies of, or excerpts from, the Collateral or the Collateral Agent’s books and records and (c) observe the Collateral Agent’s procedures with respect to the Collateral and to discuss those procedures or its books and records with any of the Collateral Agent’s employees, all as shall be relevant to the performance or observance of the terms and provisions of this Pledge and Security Agreement. Upon reasonable notice, the Pledgor shall have access to such books and records relating to the Collateral, and to make copies from the same, at the Pledgor’s sole cost and expense.
          Section 22. GOVERNING LAW.
          This Pledge and Security Agreement shall be a contract made under and governed by the law of the State of Minnesota, without giving effect to conflict of laws principles thereof.
          Section 23. AMENDMENT.
          This Pledge and Security Agreement may be amended by an instrument in writing signed by the Pledgor, the Agent and the Collateral Agent.
          Section 24. COUNTERPARTS; EFFECTIVENESS.
          This Pledge and Security Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.
          Section 25. ENTIRE AGREEMENT.
          THIS AGREEMENT AND ALL LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Pledge and Security Agreement to be executed as of the day and year first above written.

HOMEAMERICAN MORTGAGE
CORPORATION

By:	/s/ John J. Heaney

	Its:	John J. Heaney

	Title:	Senior Vice President and Treasurer

Address:

HomeAmerican Mortgage Company
4350 South Monaco
Denver, Colorado 80237
Attention: John J. Heaney
Telecopier: (720) 977-4305

Ex. C - S-1

U.S. BANK NATIONAL ASSOCIATION
as Agent

By:	/s/ Edwin D. Jenkins

	Its:	Senior Vice President

Address:

U.S. Bank National Association
Mortgage Banking Services
BC-MN-H03B
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402-7020
Attention: Edwin D. Jenkins
Telecopier: (612) 303-2253

Ex. C - S-2

U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent

By:	/s/ Mildred M. Crocker

	Its:	Vice President

Address:

U.S. Bank National Association
918 — 17th Street, DN-CO-BBBM
Denver, Colorado 80202
Attention: Mortgage Banking Services
Telecopier: (303) 585-4977

Ex. C - S-3